UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Amendment No.

Filed by the Registrant ☒

Filed by a Party other than the Registrant [	]

Check the appropriate box:

☒	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[	]	Definitive Additional Materials
[	]	Soliciting Material Pursuant to § 240.14a-12

Financial Industries Corporation

(Name of Registrant as Specified In Its Charter)

_________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[FIC LOGO]

Financial Industries Corporation

6500 River Place Blvd.

Austin, Texas 78730

[ ], 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Financial Industries Corporation, which will be held at the Renaissance Austin Hotel, 9721 Arboretum Blvd, Austin, Texas on Wednesday, December 6, 2006, at 10:00 a.m. local time.

At this year’s Annual Meeting, shareholders will be asked to elect eight (8) directors. Additional information about the Annual Meeting is provided in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible. You may vote by mailing a completed proxy card to us in the enclosed postage paid envelope at your earliest convenience. Voting your proxy will ensure your representation at the Annual Meeting. You can revoke your signed proxy at any time before it is used.

The Board of Directors urges you to carefully review the proxy materials and to vote FOR the director nominees.

This Annual Meeting is of particular importance to all shareholders of FIC in light of the attempt by a shareholder group called “Improve FIC,” which consists of three shareholders who together own less than 0.1% of FIC’s outstanding stock, to take control of your Board. Whether or not you expect to attend, you are requested to vote your shares by signing, dating and returning the enclosed WHITE proxy card in the envelope provided. The Board also urges you not to sign any proxy cards sent to you by “Improve FIC” or any other person. Even if you have previously signed a proxy card sent to you by “Improve FIC,” you can revoke it by signing, dating and mailing the enclosed WHITE Proxy card in the envelope provided.

I hope to see you at the December 6, 2006 Annual Meeting.

Sincerely,

Michael P. Hydanus

Interim President and Chief Executive Officer

FINANCIAL INDUSTRIES CORPORATION

6500 River Place Blvd., Building One

Austin, Texas 78730

NOTICE OF ANNUAL MEETING

TO BE HELD WEDNESDAY, DECEMBER 6, 2006

To the Shareholders of Financial Industries Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Financial Industries Corporation (“FIC” or the “Company”) will be held at the Renaissance Austin Hotel, 9721 Arboretum Blvd, Austin, Texas on Wednesday, December 6, 2006, at 10:00 a.m. local time. The Annual Meeting will be held for the purposes stated below and more fully described in the accompanying Proxy Statement, and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof:

1.	To elect eight (8) directors to hold office for the ensuing year.

2.	To approve the FIC Incentive Stock Plan

3.	To approve FIC Stock Option Plan for Non-Employee Directors.

4.

To approve the reimbursement, by issuance of FIC Common Stock, of Otter Creek Management, Inc. (“Otter Creek”) for $475,000 of expenses incurred by it in connection with its proxy contest and litigation with the Company in connection with the 2003 annual shareholders meeting.

5.	To transact any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on Tuesday, October 24, 2006 as the Record Date to determine which shareholders are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company for 10 days prior to the Annual Meeting.

By Order of the Board of Directors

_____________________________

Secretary

Austin, Texas

November ____, 2006

FINANCIAL INDUSTRIES CORPORATION

6500 River Place Blvd., Building One

Austin, Texas 78730

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, DECEMBER 6, 2006

PURPOSE OF MEETING

General

The enclosed Proxy Statement and the accompanying Proxy are being mailed to the shareholders of Financial Industries Corporation (“FIC” or the “Company”) on or about [____________], 2006, in connection with the solicitation of Proxies by the Board of Directors of the Company. The Proxy is for use at FIC’s Annual Meeting of Shareholders (the “Annual Meeting”) at the time and the place and for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement contains important information regarding FIC’s Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	The election of eight (8) directors to hold office for the ensuing year.

2.	Approval of the FIC Incentive Stock Plan

3.	To approve the FIC Stock Option Plan for Non-Employee Directors.

4.

To approve the reimbursement, by issuance of FIC Common Stock, of Otter Creek Management, Inc. (“Otter Creek”) for $475,000 of expenses incurred by it in connection with its proxy contest and litigation with the Company in connection with the 2003 annual shareholders meeting.

5.	To transact any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

This is our first meeting of shareholders since August 2003. At the 2003 meeting, shareholders elected a majority of the members of the Board of Directors from among dissident candidates put forth by Otter Creek. Since that time, the Company has been involved in a substantial effort to correct its financial books and records and financial updating systems. As a result of these efforts, we have successfully completed a restatement of the Company’s consolidated financial statements for fiscal year 2003 and prior periods, and were recently able to file our Annual Report on Form 10-K for fiscal year 2004. We are currently in the process of completing our annual and quarterly reports for fiscal year 2005.

Improve FIC

On October 18, 2006, “Improve FIC,” a shareholder committee consisting of FIC shareholders John Fibiger, David Porter and George Wise, filed preliminary proxy materials with the SEC indicating that they intended to propose a slate of nominees at the Company’s December 6, 2006 annual meeting of shareholders. Improve FIC filed a preliminary proxy statement with the SEC with respect to their dissident slate of director nominees on November 13, 2006. The three shareholder members of Improve FIC collectively own 7,200 shares of the Company’s Common Stock, which represents less than 0.1% of the outstanding shares. George Wise, one of the three members of Improve FIC and the largest shareholder of the group, served as the Company’s Chief Financial Officer from December 13, 2002 until April 26, 2004. The annual financial statements filed during Mr. Wise’s tenure as Chief Financial Officer represented the two most recent of the five years for which annual financial statements needed to be restated.

YOUR BOARD URGES YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY “IMPROVE FIC” AND TO VOTE “FOR” THE COMPANY’S NOMINEES ON THE WHITE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT.

VOTING PROCEDURES

Who Can Vote

The Board of Directors of the Company has fixed the close of business on October 24, 2006 as the record date (the “Record Date”) for the Annual Meeting. Only shareholders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 9,869,504 shares of FIC’s Common Stock (“Common Stock”) issued, outstanding and entitled to vote. Holders of record as of the Record Date are entitled to one (1) vote per share on all matters to be acted on at the Annual Meeting. However, in voting for directors, each shareholder may cumulate votes; that is, each shareholder may cast as many votes as there are directors to be elected multiplied by the number of shares then registered in his or her name and to cast all such votes for one candidate or distribute such votes among the nominees for director in accordance with the shareholder’s choice. Since there are eight directors nominated for election, each share will be entitled to eight (8) votes on a cumulative basis in voting for directors. The right to vote cumulatively may be exercised only in the event that a shareholder gives written notice of his decision to vote cumulatively to the Secretary of FIC on or before December 5, 2006. If any shareholder complies with the written notice requirement, all shareholders may cumulate their votes.

How You Can Vote

Voting by Mail. The accompanying Proxy is designed to permit you, as a holder of the Company’s Common Stock: (i) to vote for or withhold voting for any or all of the nominees for election as directors under Proposal 1; (ii) to vote for or against, or abstain from voting on, Proposals 2, 3, and 4; and (iii) to authorize proxies to vote in their discretion with respect to any other matter or proposal brought before the Annual Meeting. If you return your signed Proxy before the Annual Meeting, we will vote your shares as you direct.

If you do not specify on your Proxy how you want to vote your shares, those persons specified in the Proxy will vote your shares “FOR” the election of directors in Proposal 1, and “FOR” Proposals 2, 3, and 4, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. If any shareholder elects to vote cumulatively, the persons authorized to vote shares represented by the Proxy will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors’ nominees as they may determine so as to elect the maximum number of management nominees as believed possible under the then prevailing circumstances or, if authority to vote for specific candidates has been withheld, among those nominees for whom authority to vote has not been withheld.

Voting in Person at the Meeting; Revocation of Proxy. The Company encourages you to attend its Annual Meeting. Mailing your Proxy does not prevent you from voting in person at the Annual Meeting if you so desire. Any shareholder of the Company completing a Proxy has the right to revoke his or her Proxy at any time prior to the exercise thereof at the Annual Meeting. You may revoke your Proxy by: (1) delivering written notice of revocation to Secretary, Financial Industries Corporation, 6500 River Place Blvd., Bldg. One, Austin, Texas 78730 at or prior to the Annual Meeting, (2) delivering a subsequent Proxy, or (3) voting in person at the Meeting (attendance at the Annual Meeting will not in and of itself constitute a revocation of your Proxy—you must vote at the Annual Meeting). If you plan to attend the Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote your shares in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote your shares at the Annual Meeting, you will need to bring with you to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Voting Shares Held in Company Plans. Shares of Common Stock held in the Company’s 401K plan for its employees and affiliates are held of record and are voted by the trustees of the 401K plan. Participants in the 401K plan may direct the trustees as to how to vote shares allocated to their accounts. Shares for which the trustees do not receive voting directions from participants will not be voted by the trustees.

Required Votes

The holders of a majority of the shares entitled to vote who are either present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal 1). If a quorum is present, approval of Proposals 2, 3, and 4, and all other matters that may properly come before the meeting, requires the vote of the holders of a majority of the shares entitled to vote, present, in person or represented by proxy.

Treatment of Abstentions and Broker Non-Votes

In accordance with Texas law, a shareholder entitled to vote for the election of directors can withhold authority to vote for certain nominees for director. A Proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Any shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote (“broker non-votes”) will be counted as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the Proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters), and thus will be disregarded in the calculation of the percentage of the votes in favor of a matter.

Costs and Methods of Proxy Solicitation

We have hired Mellon Financial Corporation (“Mellon”) to provide solicitation and advisory services in connection with the Proxy solicitation, for which Mellon is to receive a fee estimated at $115,660, together with reimbursement for reasonable out-of-pocket expenses. In addition to the solicitation of Proxies by use of the mail, Mellon, as well as directors, officers and employees (who will not receive additional compensation for those services), may solicit the return of Proxies by personal interview, telephone, facsimile, telegram, email or via the Internet. Mellon will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock.

Costs incidental to these solicitations of Proxies will be borne by the Company and include expenditures for printing, postage, legal, accounting, public relations, soliciting, advertising and related expenses.

We expect to use Carl T. Hagberg and Associates (“Hagberg & Associates”) to act as inspector with respect to the tabulation of Proxies in connection with the Annual Meeting. The Company expects to pay Hagberg & Associates a fee of approximately $7,500 for its services, plus reimbursement for reasonable out-of-pocket expenses. An additional fee of $10,000 will be payable in the event a re-tabulation of Proxies is necessary. Arrangements also may be made with brokerage houses and custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held by those persons and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees for Election as Directors

The Company’s Bylaws provide that the number of directors must be at least three but not more than twenty-five. The Board of Directors is elected at the Annual Meeting of Shareholders. In the event a director nominee is unable or declines to serve, the Proxies will be voted for any nominee who may be designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Each director will serve until the 2007 Annual Meeting of Shareholders and until he is succeeded by another qualified director who has been elected, or until his or her death, resignation or removal.

The nominees for director are: John D. Barnett, Patrick E. Falconio, Richard H. Gudeman, R. Keith Long, Robert A. Nikels, Kenneth Shifrin, Lonnie Steffen, and Eugene J. Woznicki. All of the nominees currently serve as directors, and all of the nominees, except Mr. Nikels, were elected as directors at the 2003 Annual Meeting of Shareholders. Mr. Nikels was appointed to the Board in November 2005, to fill the vacancy created by the resignation of Mr. Salvador Diaz-Verson, Jr.

Additional information about the election of directors and a brief biography of each nominee are set forth below.

John D. Barnett, 63, has been a director of FIC since July 1991. He is Senior Vice President-Investments of Investment Professionals, Inc., a broker-dealer located in San Antonio, Texas. He has been with Investment Professionals since 1996. From February 1999 to July 2003 he was a principal in that firm and headed its Fixed Income Division. Previously, from 1983 to 1996, Mr. Barnett was associated with Prudential Securities, Inc., where he served both institutional and individual clients. At the time he left Prudential, he was First Vice President-Investments. He has completed the NASD registered principal and investment advisor examination requirements and holds life and health insurance and variable annuity licenses. Mr. Barnett is a director of a non-profit organization. He is a graduate of Howard Payne University and earned an M.A. degree from Texas State University. He has served as a director of FIC since 1991, and has served on several committees of the Board, including the Audit Committee. He currently serves on the Investment Committee and the Special Litigation Committee.

Patrick E. Falconio, 65, has been a director of FIC since August 2003. He serves on the Executive Committee, the Investment Committee and the Nominating/Governance Committee of the Board of Directors. Mr. Falconio served as executive vice president and chief investment officer of Aegon USA, Inc. from 1987 through his retirement in 1999. Prior to that he worked at Life Investors Insurance Company, Lincoln National Life Insurance Company, and Prudential Insurance Company. In May 2004, Mr. Falconio was elected to the board of directors of Penn Treaty America Corp. He has a bachelors degree from Duquesne University and an MBA from the University of Georgia.

Richard H. Gudeman, 67, has been a director of FIC since August 2003. He serves on the Audit Committee, the Compensation Committee, and the Marketing Committee of the Board of Directors. Mr. Gudeman served as executive vice president at SunGard Insurance Systems, Inc., and as an actuary at Country Life Insurance Co., Washington National Insurance Co., State Farm Life Insurance Co. and Federal Life Insurance Co. over the last 30 years. He has a bachelors degree from Illinois State University and a master’s degree from Northeastern University.

R. Keith Long, 58, has been Chairman of the Board of FIC since August 22, 2003. He serves on the Executive Committee, the Compensation Committee, the Nominating/Governance Committee, the Investment Committee, and the Marketing Committee of the Board of Directors. Mr. Long has served as president of Otter Creek Management Inc., an investment advisory firm that manages investment funds, since founding it in 1991. From 1983 through January 1991, he worked at Morgan Stanley in its capital markets division. As chairman of the board of Financial Institutions Insurance Group, he oversaw its sale in a leveraged buy-out in 1996. Mr. Long has a bachelors and an MBA degree from Indiana University.

Robert A. Nikels, 67, has been a director of FIC since November 1, 2005. He serves on the Investment Committee and the Marketing Committee of the Board of Directors. Mr. Nikels is a retired insurance executive with more than 31 years experience in the life, annuity and health insurance business. He began his career as an actuarial student with the Lincoln National Life Insurance Company, becoming a Fellow of the Society of Actuaries in 1968. At Lincoln National he held various actuarial and management positions and retired as Senior Vice President Product Management in 1995. Mr. Nikels filled the director position left vacant by the resignation of Salvador Diaz-Verson, Jr. in July 2005. Mr. Nikels has a bachelors degree from Bradley University and a masters degree from the University of Illinois.

Lonnie Steffen, 57, has been a director of FIC since August 2003 and is Chairman of the Audit Committee. He also serves on the Executive Committee of the Board of Directors. He has served as president and chief financial officer of Dearborn Risk Management since 1997. From 1991 through 1997 he served as chief financial officer of Financial Institutions Insurance Group. From 1986 through 1991, he served as chief financial officer of First Reinsurance Co. of Hartford. A certified public accountant, Mr. Steffen has a bachelors degree from Northern Illinois University.

Kenneth S. Shifrin, 57, has served as a director of FIC since June 10, 2003. He serves on the Executive Committee, the Audit Committee, the Special Litigation Committee and the Nominating/Governance Committee of the Board of Directors. Since 1985, he has worked for and most recently serves as Chairman of the Board of American Physicians Service Group, Inc., a management and financial services firm that provides medical malpractice insurance services for doctors and brokerage and investment services to institutions and high net worth individuals, and has served as its President and CEO since 1989. Mr. Shifrin served as Chairman of Prime Medical Services, Inc. from 1989 until November 2004, when that company merged with HealthTronics, Inc. Following the merger and until March, 2006, Mr. Shifrin was Vice Chairman of the Board of Directors of HealthTronics, a company which provides healthcare services, primarily to the urology community. Mr. Shifrin is currently a director of HealthTronics. From 1977 to 1985, Mr. Shifrin was employed at Fairchild Industries Corporation, most recently as the Vice President of Finance and Contracts at Fairchild Aircraft Corporation, a subsidiary of Fairchild Industries Corporation. From 1973 to 1976, Mr. Shifrin was a Senior Management Consultant with Arthur Andersen & Company. He is a graduate of Ohio State University where he received a Bachelors and a Masters in Business Administration degree. Mr. Shifrin is a member of the World Presidents Organization.

Eugene J. Woznicki, 64, has been a Director of FIC since June 10, 2003. He serves on the Audit Committee, the Special Litigation Committee, the Compensation Committee, and the Marketing Committee of the Board of Directors. Mr. Woznicki is currently President of North American Life Plans, LLC, which is a marketing company specializing in the development of products that fill all the financial needs of the senior market. Previously, he served as President of National Health Administrators, the largest privately held insurance agency specializing in long-term care insurance, from 1997 to March 2004. From 1995 to 1997, he served as a vice president of National Health Administrators. From 1992 to 1994, Mr. Woznicki was the Vice President-Special Projects of Purolator Products, Inc., one of the largest filter companies in the world. Mr. Woznicki was the founder and President of Nicki International Inc., a construction management firm completing industrial, commercial and residential projects worldwide, from 1978 to 1992. Mr. Woznicki is a graduate of Widener University where he also did graduate studies in business administration. Mr. Woznicki served as an advisory director to the School of Industrial Engineering, Texas Tech University, from 1988 to 1994.

Required Vote

Assuming the presence of a quorum, the holders of at least a plurality of the issued and outstanding shares of Common Stock present, either in person or by proxy, at the Annual Meeting must vote in favor of a nominee in order to elect a director. The Directors have informed the Company that they intend to vote all of their shares of Common Stock in favor of the nominees.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR. THE SHARES REPRESENTED BY PROXIES MAY BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS SO AS TO ELECT THE MAXIMUM NUMBER OF MANAGEMENT NOMINEES WHICH MAY BE ELECTED BY CUMULATIVE VOTING.

CORPORATE GOVERNANCE AND BOARD MATTERS

Introduction

The Company’s Board of Directors believes that the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. To promote this goal, the Board has adopted a Business Ethics and Practices Policy which is applicable to all employees of the Company, as well as to members of the Board of Directors. The Policy, which was initially adopted over a decade ago, has been periodically updated to reflect the standards and values that we expect of the directors, officers and employees of the Company and its subsidiaries. In addition, the Board of Directors has adopted a Code of Ethics for Senior Executive and Financial Officers which meets the standards for a “code of ethics” applicable to the principal executive officer, principal financial officer and principal accounting officer for purposes of the rules adopted by he Securities and Exchange Commission. The Business Ethics and Practices Policy and the Code of Ethics for Senior Executive and Financial Officers are posted under the Investors Relations section of our website at www.ficgroup.com.

Prior to July 1, 2004, the Company’s Common Stock was listed for trading on The Nasdaq National Market. Effective July 1, 2004, Nasdaq delisted our Common Stock from trading on The Nasdaq National Market, due to the fact that the Company was late in filing its Form 10-K for the year ended December 31, 2003 and its 10-Q for the quarter ended March 31, 2004. FIC’s Common Stock had been listed for trading on the Nasdaq National Market since January 2001 and traded on the Nasdaq Small Cap Market prior to that date. Accordingly, although the Company’s Common Stock is not currently subject to Nasdaq’s Market Place Rules, the Company intends to reapply for listing on the Nasdaq National Market after it becomes current in its financial filings and will continue to follow certain corporate governance standards set forth in those rules. References in this Proxy Statement to various Nasdaq Market Place Rules are not intended to imply that the Company’s Common Stock is currently listed for trading on either the Nasdaq National Market or the Nasdaq Small Cap Market.

Independence of Directors

The Board of Directors has determined that all current directors qualify as independent directors of the Company under Nasdaq rules. In making determinations of independence, the Board applied the standards set forth below:

Under Nasdaq Rule 4200(a)(15), a director is an independent director if he is other than an officer or employee of the Company and does not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. Nasdaq rules provide that the following persons cannot qualify as independent:

(A)	a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;
(B)

a director who accepted or who has a Family Member[1] who accepted any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

(C)

a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer;

(D)

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.

(E)

a director who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

(F)

a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

The Board of Directors has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service. The Board of Directors has further determined that Mr. Steffen, a member of the Audit Committee of the Board of Directors, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

With the assistance of legal counsel to the Company, the Nominating Committee reviewed the applicable legal standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of the Independent Directors. On the basis of this review, the Nominating Committee delivered a report to the full Board of Directors and the Board made its independence and “audit committee financial expert” determinations based upon the Nominating Committee’s report and each member’s review of the information made available to the Nominating Committee.

_________________________

1 A “Family Member” includes a person’s spouse, parents, children, and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

Compensation of Directors

In September 2003, the Board of Directors adopted a new compensation policy for non-employee directors. Effective as of September 29, 2003, each non-employee director of the Company receives, as a payment for services as a director, an annual fee of $25,000, payable annually, plus $1,500 for each meeting of the Board of Directors at which such director is in attendance. Non-employee directors who serve on committees of the Board, other than the Audit Committee, the Investment Committee or the Executive Committee, receive an annual fee of $2,000, plus $1,500 for each meeting at which the director is in attendance. Non-employee directors who serve on the Audit Committee or the Investment Committee receive an annual fee of $5,000 ($7,000 with respect to the Chairman of such committee), plus $1,500 for each meeting of the Audit Committee or the Investment Committee at which the director is in attendance. Non-employee directors who serve on the Executive Committee receive an annual fee of $10,000, plus $1,500 for each meeting of the Executive Committee. Prior to November 2004, the compensation policy provided that the Chairman of the Executive Committee was entitled to an annual fee of $20,000. At its meeting in November 2004, the Board of Directors approved a modification of the compensation policy whereby the annual fee for the Chairman of the Executive Committee was reduced to $10,000. In the event that a director attends a meeting of the Board of Directors, or committee of the Board of Directors, which has been designated as a regular meeting via telephone, rather than in person, the fee payable to such director for attendance at such regular meeting is reduced to $500.

At its meeting on September 1, 2004, the Board of Directors approved the establishment of a stock option plan for non-employee directors of the Company, subject to the approval of the plan by the shareholders of the Company at the next Annual Meeting of Shareholders. The plan, which reserves 400,000 shares for issuance, provides for the grant to each non-employee director options to acquire 25,000 shares of the Common Stock of the Company, at current market price at the time that the plan is approved by the shareholders, and allows for discretionary grants to subsequently elected directors and to directors who are reelected. Such options would have a ten-year term, would vest in three equal annual installments beginning with the first anniversary of the date on which the option was granted, and would vest earlier upon specified events. For further information regarding the plan, please refer to the discussion under “Proposal 3-Approval of Financial Industries Corporation Stock Option Plan for Non-Employee Directors.”

At its meeting on September 19-20, 2005, the Board of Directors approved the Financial Industries Corporation Stock Plan for Non-Employee Directors (the “Non-Employee Stock Plan”). Under the Non-Employee Stock Plan, effective September 30, 2005, non-employee directors may elect to receive a portion of their annual fee for service on the Board and their annual fee(s) for service on a committee(s) of the Board in the form of shares of Common Stock of the Company, in lieu of cash. The election is made on an annual basis and may be for fifty percent or more, in five percent increments, of the annual fees for a Plan Year (as defined in the Stock Plan). The shares of Common Stock issued under the Stock Plan are to be shares of the Company’s authorized but unissued or reacquired Common Stock.

Board Meetings and Committees

The business of the Company is managed under the direction of the Board of Directors (the “Board”). The Board met formally eight times during 2005 and six times during the first nine months of 2006. Each of the incumbent directors at September 30, 2006 had attended at least 75% of the aggregate number of meetings of the Board and respective committees on which he served during 2005 and the first nine months of 2006. In addition, the Board took action on items by unanimous consent three different times during 2005 and once during the first nine months of 2006. Among the standing committees established by the Board at December are the following:

Audit Committee. The members of the Audit Committee are chosen by the Board from those directors who are independent directors. The Directors serving on the Audit Committee are Lonnie Steffen (Chairman), Richard Gudeman, Kenneth Shifrin and Eugene Woznicki. These individuals have served on the Audit Committee since August 2003 and, as of the date of this Proxy Statement, continue to so serve.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the integrity of financial reports and other financial information provided by FIC to any governmental body, shareholders or the public; (ii) the Company’s systems of internal controls regarding finance and accounting that management and the Board have established; (iii) the Company’s auditing, accounting and financial reporting processes generally; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the independent registered public accounting firm’s qualifications, independence and performance.

The Audit Committee met formally 32 times during 2005 and 24 times during the first nine months of 2006.

Compensation Committee. The members of the Compensation Committee are chosen by the Board from those directors who are independent directors. The Board members currently serving on the Compensation Committee are R. Keith Long, Eugene Woznicki and Richard Gudeman. Mr. Long has served on the Compensation Committee since February 2005; Mr. Woznicki since June 2003; and Mr. Gudeman since June 2003. Mr. Woznicki serves as Chairman of the Compensation Committee.

The primary purpose of the Committee is (i) to review and approve the compensation of the Company’s “Section 16 Officers”; (ii) to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs; (iii) to administer the Company’s equity-based compensation plans; and (iv) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

The Compensation Committee met formally four times during 2005 and six times during the first nine months of 2006.

Nominating/Governance Committee. The members of the Nominating/Governance Committee are chosen by the Board of Directors from those directors who are independent directors. The Board members currently serving on the Nominating/Governance Committee are Patrick E. Falconio, Chairman, Keith Long and Kenneth Shifrin. Mr. Falconio has served on the committee since August 2003, Mr. Long has served since February 2005 and Mr. Shifrin has served since February 2004.

The Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to the Company and its shareholders. The Committee evaluates candidates to be nominated to serve on the Board of Directors and recommends the slate of nominees to stand for election at the Company’s Annual Meeting of Shareholders.

The Nominating/Governance Committee met formally four times during 2005 and two time during the first nine months of 2006.

The Nominating/Governance Committee operates pursuant to a written charter, a copy of which is available on the Company’s website.

Report of the Audit Committee

The Audit Committee is currently composed of four directors, each of whom has served since August 2003. The Audit Committee operates pursuant to a written charter, a copy of which is attached as Appendix A to this Proxy Statement. As more fully described in the Charter, the Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes, including the quarterly review and the annual audit of the Company’s consolidated financial statements by the Company’s independent registered public accounting firm.

In January 2004, FIC appointed a new Chief Executive Officer (who subsequently resigned and was replaced by the current Interim Chief Executive Officer), followed by the appointment in March 2004, of a new Chief Financial Officer. The Audit Committee has worked extensively with these new executives to complete the restatement of financial statements for prior periods and to develop an effective internal control environment. The Audit Committee believes that these efforts are critical to the attainment of FIC’s goals of (i) the timely release of financial statements; (ii) the implementation of an effective control environment; and (iii) financial reporting integrity.

The Audit Committee has worked closely with FIC’s management and FIC’s independent registered public accounting firms to ensure the integrity of FIC’s financial statements during what has been a challenging time for FIC. For FIC’s Annual Report on Form 10-K for the year ended December 31, 2003 (which was filed in July 2005), the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”). With respect to the Annual Report on Form 10-K for the year ended December 31, 2004 (which was filed in October 2006) and the year ended December 31, 2005, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”).

In connection with the preparation of FIC’s Annual Report on Form 10-K for the year ended December 31, 2004, management assessed the effectiveness of the Company’s system of internal controls over financial reporting, for purposes of determining whether the status of the Company’s compliance with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed and discussed with management and Deloitte management’s assessment of the Company’s internal controls over financial reporting and Deloitte’s report on their audit of management’s assessment of the Company’s internal controls over financial reporting, both of which are included in FIC’s Annual Report on Form 10-K for the year ended December 31, 2004.

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the years ended December 31, 2003 and 2004 with management and FIC’s independent registered public accounting firms and discussed those matters required by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with FIC’s independent registered public accounting firms. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Statement No. 1 (Independence Discussions with Audit Committee) from PwC (for the year 2003) and Deloitte (for the year 2004), and discussed the independence of the respective firms with representatives of the firm.

Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and the Company’s independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the years ended December 31, 2003 and 2004 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the U.S. Securities and Exchange Commission.

Respectfully submitted,

Lonnie Steffen (Chairman)

Richard Gudeman

Kenneth Shifrin

Eugene Woznicki

The Company’s Director Nominations Process

In assessing the qualifications of candidates for director, the Nominating/Governance Committee considers, in addition to qualifications set forth in the Company’s bylaws, each potential nominee’s personal and professional integrity, experience, reputation, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its shareholders. Also the Committee considers whether or not a candidate may have professional or personal experience relevant to the Company’s business and industry. The Committee also considers requirements under the listing standards of the Nasdaq Stock Market, Inc. for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations. The Committee makes recommendations to the Board, which in turn makes the nominations for consideration by the shareholders.

The Nominating/Governance Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Nominating/Governance Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time, the Board may engage a firm to assist it in identifying potential candidates, although the Company did not engage a firm to identify any of the nominees for director to be elected at the 2006 Annual Meeting. The extent to which the Nominating/Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Committee’s discretion. Recognizing the contribution of incumbent directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole, the Nominating/Governance Committee reviews each incumbent director’s qualifications to continue on the Board in connection with the selection of nominees to take office when that director’s term expires, and conducts a more detailed review of each director’s suitability to continue on the Board following expirations of the director’s term.

In addition to those candidates identified through its own internal processes, the Nominating/Governance Committee will evaluate a candidate proposed by eligible shareholders. An eligible shareholder is a shareholder (or a group of shareholders) who owns at least 5% of the Company’s outstanding Common Stock and who has held such shares for at least one year (and will hold the required number of shares through the annual shareholders meeting). A shareholder wishing to recommend a candidate must submit the following information in writing to the Secretary, Financial Industries Corporation, 6500 River Place Blvd., Austin, Texas 78730 along with:

(i)	a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;
(ii)	a statement that the writer is a shareholder of the Company and is proposing a candidate for consideration by the Nominating/Governance Committee;
(iii)	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;
(iv)	the financial and accounting background of the candidate, to enable the Nominating/Governance Committee to determine whether the candidate would be suitable for committee membership; and
(v)	detailed information about any relationship or understanding between the proposing shareholder and the candidate.

In order to be considered by the Nominating/Governance Committee for an upcoming annual meeting of shareholders, a notice from an eligible shareholder must be received a reasonable amount of time before the Company begins to print and mail proxy materials for such annual meeting.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the shareholder, to one or more specific directors, c/o Secretary, Financial Industries Corporation, 6500 River Place Blvd., Austin, Texas 78730.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Shareholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Lonnie Steffen, Chairman of the Audit Committee, Financial Industries Corporation, 6500 River Place Blvd., Austin, Texas 78730. The Company has also established a confidential hotline by which anyone may communicate concerns or complaints regarding these matters.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS

The December 6, 2006 Annual Meeting is the Company’s first Annual Meeting of Shareholders since the election of the current Board of Directors.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of the persons who currently serve as the Company’s executive officers together with all positions and offices held by them with the Company. Officers are elected to serve at the will of the Board of Directors or until their successors have been elected and qualified.

Name	Age	Positions and Offices
Michael P. Hydanus	54	Interim President and Chief Executive Officer
Vincent L. Kasch	45	Chief Financial Officer

Mr. Hydanus joined FIC in May, 2005 as Senior Vice President-Operations. He replaced Charles Cooper, who had served as Chief Operating Officer from February 2004 to November 2004. Mr. Hydanus was named Interim President and Chief Executive Officer of FIC on November 5, 2005. He replaced J. Bruce Boisture, who had served as President and Chief Executive Officer from January 7, 2004 to November 4, 2005. Mr. Hydanus has over 20 years of management experience in the life insurance and consulting industries. From February 2001 to the present, he served as an independent management consultant in the areas of corporate operations and information technology improvement. His consulting practice included clients such as a national health benefit organization, policy administration organization, and regional technology service organizations. He was Chief Operating Officer and Chief Information Officer of Security First Group from 2000 to 2001. Prior to that, he worked as the Chief Information Officer for the Baltimore Life Companies from 1998-2000 and the Senior Vice President, COO / CIO for Delta Life & Annuity from 1996-1998. Mr. Hydanus received a B.A. in Business Administration from Lakeland College. He also holds FLMI and ACS certifications and is in the process of earning his CLU/ChFC certifications from the American College.

Mr. Kasch joined FIC in March 2004 and was named Chief Financial Officer in April 2004. Previously, he was Senior Vice President-Financial Services for Texas Mutual Insurance Company, from February 2002 to March 2004. From January 1991 to January 2002, he was associated with National Western Life Insurance Company, where he served as Vice President-Controller and Assistant Treasurer from August 1992 to January 2002. From August 1985 to January 1991, he served in various capacities with KPMG Peat Marwick, where he held the position of Audit Manager at the time that he left to join National Western Life. Mr. Kasch received a B.B.A. in Accounting from Texas A&M University. He is a Certified Public Accountant.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from January 1, 2005 through December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as of September 30, 2006 as to all persons who, to the knowledge of the Company, were the beneficial owners of five percent (5%) or more of the Company’s Common Stock.

		Percent of
	Number of	Outstanding
Name and Address	Shares Owned	Shares

Roy F. and Joann Cole Mitte Foundation	968,804 (1)	9.82%
6836 Bee Caves Road, Suite 262
Austin, Texas 78746
Roy F. Mitte	968,804 (2)	9.82%
3701 Westlake Drive
Austin, Texas 78746
Family Life Insurance Company	648,640 (3)	6.57%
6500 River Place Blvd., Building One
Austin, TX 78730
Investors Life Insurance Company of North America	1,427,073 (3)	14.46%
6500 River Place Blvd., Building One
Austin, TX 78730
Fidelity Management & Research Company	1,302,480 (4)	13.20%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company, LLP	607,300 (5)	6.15%
75 State Street
Boston, MA 02109
Financial & Investment Management Group, Ltd.	643,797 (6)	6.52%
111 Cass St.
Traverse City, MI 49684

(1)

Based on information reported on a Schedule 13G filed by the Roy F. and Joann Cole Mitte Foundation on February 4, 2005, and based on information known to the Company. According to the 13G filing, the Foundation is a not-for-profit corporation organized under the laws of the State of Texas, and exempt from federal income tax under Section 501(a) of the Internal Revenue Code of 1986, as amended, as an organization described in Section 501(c)(3). See “Certain Transactions” for a description of certain arrangements regarding the shares held by the Mitte Foundation.

(2)	For purposes of this table, Mr. Mitte is deemed to have beneficial ownership of the shares owned by the Foundation.
(3)

All shares are held as treasury shares. For purposes of determining the ownership percentage, such shares are assumed to be outstanding. These shares may not be voted and are not included in determining the percentage of shares voting in favor of a matter.

(4)

As reported to the Company on a Schedule 13G/A filed on February 17, 2004, by FMR Corporation, the parent company of Fidelity Management & Research Company. According to such Schedule 13G/A Fidelity is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,302,480 shares or 13.44% of the Common Stock outstanding of FIC as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,302,480 shares or 13.44% of the Common Stock outstanding. Neither FMR Corp. nor the Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(5)

As reported on a Schedule 13G/A filed by Wellington Management Company, LLP (“WMC”) on February 12, 2004. According to the Schedule 13G filing, WMC acts as investment advisor to certain clients of WMC and such clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. The filing further states that no such client is known to have such right or power with respect to more than five percent of the Common Stock of the Company.

(6)

Based on information reported on a Schedule 13G filed by Financial & Investment Management Group, Ltd on February 9, 2006. According to the 13G filing, Financial & Investment Management Group, Ltd is a registered investment advisor managing individual client accounts. All shares represented in the 13G are held in accounts owned by the clients of Financial & Investment Management Group, Ltd and Financial & Investment Management Group, Ltd disclaims beneficial ownership of the shares.

Stock Ownership of Directors and Executive Officers.

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 2006, by (i) each director, (ii) the current executive officers of the Company, (iii) other persons named in the Summary Compensation Table below, and (iv) all such persons as a group:

21

	Number of	Percent of
Name and Address	Shares Owned	Outstanding Shares

Non-Employee Directors:
R. Keith Long	380,514 (1)(2)	3.86%
John D. Barnett	5,747 (2)	*
Patrick E. Falconio	8,373 (2)	*
Richard H. Gudeman	4,248 (2)	*
Robert A. Nikels	3,213 (2)	*
Lonnie L. Steffen	5,247 (2)	*
Kenneth J. Shifrin	5,247 (2)(3)	*
Eugene J. Woznicki	6,248 (2)	*

Current Executive Officers:
Vincent L. Kasch	737 (4)	*
Michael P. Hydanus	307 (4)	*

Other Persons Named in Summary Compensation Table:
J. Bruce Boisture	-	*
Theodore A. Fleron	20,233 (5)	*
Jeffrey H. Demgen	4,400	*

Directors, executive officers and
other persons as a group (13 persons)	444,514	4.50%

* Less than 1%.

The business address of each officer and director is c/o Financial Industries Corporation, 6500 River Place Blvd., Building I, Austin, Texas 78730.

(1)

Mr. Long is the president and controlling shareholder of Otter Creek Management, Inc. Otter Creek Management, Inc. is an investment advisory firm that manages the following investment funds: Otter Creek Partners I, LP, a limited partnership (of which Otter Creek Management, Inc. serves as general partner); Otter Creek International, Ltd, an investment corporation; and HHMI XIII, a limited liability company. The shares in the table include 232,741 shares owned by Otter Creek International, Ltd Corporation and 136,778 shares owned by Otter Creek Partners I, LP Partnership. Mr. Long disclaims beneficial ownership of these shares for purposes of Section 16 of the Securities Exchange Act of 1934 or for any other purpose.

(2)	Includes shares issued under the Stock Plan, effective September 30, 2005. For additional information, see the section entitled “Compensation of Directors.”

(3)	Does not include 385,000 shares owned by American Physicians Service Group, Inc., of which Mr. Shifrin is CEO and Chairman. Mr. Shifrin disclaims beneficial ownership of such shares.

(4)	Owned in 401(k) plan account, subject to vesting, as a result of employer matching contribution program.

(5)	Includes shares beneficially acquired through participation in the Company’s 401K plan and/or the Employee Stock Purchase Plan, which are group plans for eligible employees.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer and each of the Company’s four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 2005 and received cash compensation exceeding $100,000 during 2005.

23

					Long-Term Compensation
		Annual Compensation ($)			Awards
				Other	Restricted	Securities	All Other
				Annual	Stock	Underlying	Compen-
Name and				Compen-	Awards	Options	sation(4)
Principal Position(1)	Year	Salary(2)	Bonus	sation(3)	($)	SARs (#)	($)

Michael P. Hydanus	2005	159,519(5)	-	49,805(6)	-	15,000(7)	8,470
Interim President and CEO

J. Bruce Boisture	2005	353,846(8)	-	81,865(9)	-	-	211,550(10)
Former President and CEO	2004	400,000	-	75,966(9)	700,000(11)	150,000(12)	4,100

Vincent L. Kasch	2005	180,626	20,000	-	-	-	11,224(13)
Chief Financial Officer	2004	141,346	-	-	-	20,000(14)	2,692

Theodore A. Fleron	2005	190,000	-	-	-	-	52,200(15)
Vice President,	2004	190,000	-	-	-	-	3,800
General Counsel	2003	197,307		-	-	-	3,946

Jeffrey H. Demgen (16)	2005	-	-	-	-	-	189,031
Former Vice President	2004	-	-	-	-	-	222,558
	2003	83,076	-	-	-	-	122,650

(1)

R. Keith Long has served as Chairman since August 25, 2003, and J. Bruce Boisture served as President and Chief Executive Officer of FIC from January 7, 2004 to November 4, 2005. Michael P. Hydanus has served as Interim President and Chief Executive Officer since November 5, 2005.

(2)	Information in the Salary column reflects the earned salary based on the applicable employment dates during the noted years.

(3)

Does not include the value of perquisites and other personal benefits if the aggregate amount of any such compensation does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(4)

For persons other than Messrs. Boisture, Kasch and Fleron, represents amounts contributed under the InterContinental Life Corporation Employees Savings and Investment Plan (“401K Plan”). For Mr. Boisture, refer to Note 10. For Mr. Kasch, refer to Note 13. For Mr. Fleron, refer to Note 15.

(5)	Mr. Hydanus was hired on May 2, 2005. His salary represents 17.5 pay periods (35 weeks).

(6)

Represents Mr. Hydanus’ relocation expenses per his SVP-Operations Employment Letter, including commission on sale of home, portion of gain/loss on sale of home, temporary housing, household moving expenses, mileage, lodging for the household move and miscellaneous expenses (e.g., airfare, taxi, parking).

(7)

In connection with the election of Mr. Hydanus as Senior Vice President – Operations of FIC in May, 2005, the Board of Directors granted Mr. Hydanus the option to purchase 15,000 shares of FIC Common Stock, at a per share price of $8.50. The grant was conditioned upon the approval by the shareholders of FIC of the FIC Incentive Stock Plan, pursuant to which the grant would be made. Mr. Hydanus was vested in 5,000 of the options on the first anniversary of his acceptance of the SVP-Operations Employment Letter, and an additional 5,000 of the option on each of the following two such anniversaries. The options will vest immediately in the event of a Change of Control (as defined in the SVP-Operations Employment Letter).

(8)	Mr. Boisture terminated on November 4, 2005. His salary reflects 22 pay periods (44 weeks).

(9)

Represents Mr. Boisture’s reimbursable expenses per his employment agreement for apartment rent, utilities, gas, car lease, auto insurance, life insurance, appliance rental, airfare expenses, hotel, furniture, car rental and medical insurance.

(10)	Includes safe harbor contributions of $11,440 plus Separation Agreement payments of $200,000 from November 2005 to March 2006.

(11)

In connection with Mr. Boisture’s election as President and Chief Executive Officer, the Board of Directors approved an employment agreement for Mr. Boisture which included long-term incentives in the form of a restricted stock grant of 50,000 shares of FIC Common Stock at an exercise price equal to the fair market value on the effective date of the agreement ($14.00 per share). The grant was conditioned upon the approval by the shareholders of FIC of the FIC Incentive Stock Plan pursuant to which the grant would be made. The agreement stated that, in the event that such approval is not granted by the shareholders, a lump sum cash payment would be made to Mr. Boisture, and his base compensation would be increased, based on a formula. If shareholder approval is obtained, a portion of the options and restricted stock will vest immediately, with the remainder vesting according to specified schedules over a two-year period from the contract effective date, subject to acceleration for certain events. In connection with the resignation of Mr. Boisture in November 2005, this grant was cancelled.

(12)

In connection with the election of Mr. Boisture as Chief Executive Officer and President of FIC in January 2004, the Board of Directors granted Mr. Boisture an option to purchase 150,000 shares of FIC Common Stock, at a per share price of $14.00. The grant was conditioned upon the approval by the shareholders of FIC of the FIC Incentive Stock Plan, pursuant to which the grant would be made. In connection with the resignation of Mr. Boisture in November 2005, this grant was cancelled and replaced by an agreement under which FIC would issue 60,000 shares of its Common Stock to Mr. Boisture on or before June 30, 2007, provided that the Incentive Stock Plan is approved by the shareholders of FIC. If such approval is not so obtained by June 30, 2007, Mr. Boisture would receive a cash payment of $465,000, less applicable tax withholding.

(13)	Amounts in the “All Other Compensation” column include $1,000 under the DC SERP plan termination, $2,890.21 under the 401(k) employer match and $7,333.79 under the safe harbor contribution.

(14)

In connection with the employment of Mr. Kasch in March 2004 and his subsequent election as Chief Financial Officer of FIC in April 2004, the Board of Directors granted Mr. Kasch an option to purchase 20,000 shares of FIC Common Stock, at a per share price of $13.25. The grant is conditioned upon the approval by the shareholders of FIC of the FIC Incentive Stock Plan, pursuant to which the grant would be made. If such approval is not obtained, the grant would be cancelled.

(15)	Includes $48,000 paid to Mr. Fleron under the DB SERP termination, as described below.

(16)

Jeffrey H. Demgen resigned employment with the Company on June 12, 2003. Under the terms of his employment agreement with the Company, as amended, his voluntary resignation did not terminate the agreement. Accordingly, Mr. Demgen will receive compensation, at the rate of $180,000 per year, until February 26, 2006. Amounts shown in the “All Other Compensation” column represent amounts paid or payable to Mr. Demgen under his employment agreement subsequent to his resignation, as follows: In 2003: $114,231 in salary continuation, $6,619 for life and health insurance benefits, and $1,800 in lieu of matching contributions of the Company’s 401K Plan. In 2004: $180,000 in salary continuation, $6,453 for life and health insurance, $3,600 in lieu of matching contributions to the 401K Plan, and a lump sum payment of $32,505 representing the present value of pension benefits that would have otherwise accrued under the Company’s pension plan for the period from June 15, 2003 to December 31, 2005. In 2005: $180,000 in salary continuation, $5,431 for life and health insurance, and $3,600 in lieu of matching contributions to the 401K Plan. In 2006: $27,692 in salary continuation.

26

Stock Options Granted in 2005

The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 2005:

	Number of	Percent of			Potential Realizable Value at
	Securities	Total Options			Assumed Annual Rates of
	Underlying	Granted to	Exercisable		Stock Price Appreciation for
	Options	Employees	or Base	Expiration	Option Term(2)
Name	Granted (#)	in Fiscal Year	Price ($/Sh)	Date	5% ($)	10% ($)

Michael P. Hydanus(1)	15,000	100.00%	$8.50	5/2/2015	$ 80,184	$ 203,202

(1)

In connection with the election of Mr. Hydanus as Senior Vice President – Operations of FIC in May, 2005, the Board of Directors granted Mr. Hydanus the option to purchase 15,000 shares of FIC Common Stock, at a per share price of $8.50. The grant was conditioned upon the approval by the shareholders of FIC of the FIC Incentive Stock Plan, pursuant to which the grant would be made. Mr. Hydanus was vested in one-third of the options on the first anniversary of his acceptance of the SVP-Operations Employment Letter, and an additional one-third of the options will vest on each of the next two anniversaries. The options will vest immediately in the event of a Change of Control (as defined in the SVP-Operations Employment Letter).

(2)

Potential realizable value of each grant assumes that the market price of the underlying security (based upon the value of the Common Stock on the date of grant) appreciates at annualized rates of 5% and 10% over the term of the award. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock and overall market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

Aggregated Option Exercises in 2005 and Option Values at Year-End 2005

The following table sets forth information concerning unexercised stock options as of December 31, 2005, of the named executive officers as of that date. As noted above, such option grants are subject to the approval by the shareholders of FIC of the FIC Incentive Stock Plan. No stock options were exercised during 2005 by any named executive officers. Since the market value of FIC Common Stock as of December 31, 2005, was less than the option prices, the table below does not include information pertaining to the value of unexercised in-the-money options.

			Number of Securities		Value of Unexercised
			Underlying		In-the-Money
	Shares		Unexercised Options at		Options at
	Acquired on	Value	December 31, 2005 (#)		December 31, 2005(2) ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Vincent L. Kasch(1)	-	-	-	20,000	-	-
Michael P. Hydanus(3)	-	-	-	15,000	-	-

(1)

Includes options granted by FIC in March 2004 to Vincent L. Kasch in connection with his election as Chief Financial Officer of FIC as follows: an option to purchase 20,000 shares of FIC Common Stock at a per share price of $13.25. The grant was conditioned upon the approval by the shareholders of FIC of the Incentive Stock Plan pursuant to which the grants would be made.

(2)

Based on the closing price of the Company’s Common Stock of $8.00 on the National Quotation Bureau’s Pink Sheet quotation service on December 31, 2004, the options had no in-the-money value as of December 31, 2004. The actual amount, if any, realized upon the exercise of stock options will depend upon the amount by which the market price of the Company’s Common Stock on the date of exercise exceeds the exercise price.

(3)

In connection with the election of Mr. Hydanus as Senior Vice President – Operations of FIC in May, 2005, the Board of Directors granted Mr. Hydanus the option to purchase 15,000 shares of FIC Common Stock, at a per share price of $8.50. The grant was conditioned upon the approval by the shareholders of FIC of the FIC Incentive Stock Plan, pursuant to which the grant would be made. Mr. Hydanus was vested in one-third of the options on the first anniversary of his acceptance of the SVP-Operations Employment Letter, and an additional one-third of the options on each of the next two anniversaries. The options will vest immediately in the event of a Change of Control (as defined in the SVP-Operations Employment Letter).

Defined Benefit Plan; DC SERP

The following Pension Plan description sets forth estimated annual pension benefits payable upon retirement at age 65 under the Company’s noncontributory defined benefit plan (“Pension Plan”) to an employee in the final pay and years of service classifications indicated, assuming a straight life annuity form of benefit. The amounts described do not reflect the reduction related to Social Security benefits referred to below. The Pension Plan was frozen effective December 31, 2004.

The normal monthly retirement benefit provided under the Pension Plan is equal to 1.57% of final 5-year average eligible earnings less 0.65% of the participant’s Social Security covered compensation multiplied by the number of years of credited service (up to 30 years). The compensation used in determining benefits under the Pension Plan is the highest average earnings received in any five consecutive full-calendar years during the last ten full-calendar years before the participant’s retirement date. For the year of the Pension Plan freeze (2004), the maximum amount of annual salary and bonus that can be used in determining benefits under the Pension Plan is $180,000.

Theodore A. Fleron’s normal retirement date of April 1, 2005 had a frozen monthly Pension Plan benefit of $7,126 based upon 30.878 years of frozen credited service. Thomas Richmond’s normal retirement date of October 1, 2006 had a frozen monthly Pension Plan benefit of $2,470 based upon 14.897 years of frozen credited service.

J. Bruce Boisture and Vincent L. Kasch did not become Pension Plan participants before December 31, 2004, when the Pension Plan was frozen, due to Pension Plan eligibility requirements.

Mr. Fleron received a lump sum payment of $48,000 at the end of 2005 based upon a defined benefit supplemental executive retirement plan (“DB SERP”) that was formed effective January 1, 2005 and terminated on December 31, 2005. Mr. Fleron was the only participant in the DB SERP of those named executive officers listed on the executive compensation table above.

Mr. Kasch received a $455 lump sum payment based upon a defined contribution supplemental executive retirement plan (“DC SERP”) that was formed effective January 1, 2005 and terminated on December 31, 2005. Mr. Kasch was the only participant in the DC SERP of those named executive officers listed on the executive compensation table above.

Employment Agreements and Change in Control Arrangements

The following employment agreements were in effect during 2005 with respect to the individuals listed in the Summary Compensation Table:

Michael P. Hydanus. In connection with his election as Senior Vice President-Operations, Mr. Hydanus received a letter from FIC, dated April 19, 2005, which set forth the terms of his employment with FIC (the “SVP-Operations Employment Letter”). The SVP-Operations Employment Letter provided that he may receive long-term incentives in the form of a grant of options to purchase 15,000 shares of FIC Common Stock at an exercise price equal to the fair market value on the date that the options are granted. The option provision was conditional upon the approval of the FIC Incentive Stock Plan by the shareholders of FIC. Accordingly, such options would be granted only following shareholder approval of the FIC Incentive Stock Plan and approval by the Company’s Compensation Committee of a grant of options.

The SVP-Operations Employment Letter also provided that, if FIC terminated Mr. Hydanus’ employment without Cause (as defined in the SVP-Operations Employment Letter), or Mr. Hydanus terminated his employment for Good Reason (as defined in the SVP-Operations Employment Letter), he would be entitled to a continuation of his salary payments for 12 months after the date of termination. If FIC terminated Mr. Hydanus without Cause, or he terminated his employment with Good Reason, at any time within 12 months of a Change of Control (as defined in the SVP-Operations Employment Letter), he would be entitled to a continuation of his salary payments for 24 months after the date of termination.

On January 5, 2006, in connection with his agreement to serve as Interim President and Chief Executive Officer of the Company, Mr. Hydanus received a letter, effective October 15, 2005, from FIC which set forth terms of such appointment (the “Employment Letter”). Pursuant to the Employment Letter, Mr. Hydanus agreed to assume all of the duties and responsibilities of Chief Executive Officer of the Company and to continue those duties until (1) he is appointed Chief Executive Officer of the Company permanently by the Board of Directors of FIC or (2) another person is appointed Chief Executive Officer of the Company by the Board of Directors of FIC, in its discretion, and Mr. Hydanus is reassigned to assume his duties as SVP-Operations of the Company pursuant to the SVP-Operations Employment Letter. The Employment Letter is intended to amend and restate the SVP-Operations Employment Letter, provided that to the extent that any terms of the SVP-Operations Employment Letter do not conflict with the Employment Letter, such terms of the SVP-Operations Employment Letter will be considered valid and continue in full force and effect. The terms of the Employment Letter will be binding and effective for so long as Mr. Hydanus serves as Interim Chief Executive Officer or permanent Chief Executive Officer of the Company.

The Employment Letter provides that Mr. Hydanus will be paid an annual salary of $294,000 and will be eligible for an annual bonus to be determined prior to the beginning of each fiscal year based on goals established by the Board of Directors of FIC. The Employment Letter additionally provides that Mr. Hydanus will continue to be eligible to participate in stock option plans of the Company on the same basis as his participation as when he was Senior Vice President-Operations and that the Board of Directors of FIC, in its discretion, may grant additional option rights to Mr. Hydanus commensurate with his position as the Interim Chief Executive Officer of the Company.

The Employment Letter provides that either the Company or Mr. Hydanus may terminate Mr. Hydanus’ employment at any time, provided that if the Company terminates Mr. Hydanus’ employment without Cause (as defined in the Employment Letter) or Mr. Hydanus terminates his employment for Good Reason (as defined in the Employment Letter), Mr. Hydanus will be entitled to continue to receive his salary and benefits for a period of 12 months after the date of termination. The Employment Letter additionally provides that if the Company terminates Mr. Hydanus’ employment without Cause or Mr. Hydanus terminates his employment for Good Reason at any time within six months before or 12 months after a Change of Control of the Company (as defined in the Employment Letter), Mr. Hydanus will be entitled to continue to receive his salary and benefits for a period of 24 months after the date of termination. Mr. Hydanus will additionally be entitled to receive certain benefits in the event he is terminated by the Company upon certain disabilities.

Vincent L. Kasch. In connection with his election as Chief Financial Officer, Mr. Kasch received a letter which set forth the terms of his employment with FIC (the “Employment Letter”). The Employment Letter provides that he may receive long-term incentives in the form of a grant of non-qualified stock options to purchase 20,000 shares of FIC Common Stock. The purchase price for each share subject to the option is equal to $13.25, which was the fair market value of a share of FIC Common Stock as of March 15, 2004, the effective date of his employment. The option (a) has a ten-year term measured from the employment date and (b) becomes exercisable on the date of shareholder approval of the FIC Incentive Stock Plan. The option grant is subject to the approval of the shareholders of FIC. On September 7, 2006, Mr. Kasch received a letter from FIC (“Change of Control letter”) which set forth the parties’ agreement with respect to a possible future Change of Control (as defined in the Change of Control letter) of the Company.  If a Change of Control occurs and Mr. Kasch is terminated without cause within 12 months after such Change of Control, his then-current bi-weekly salary and benefits, will continue to be paid by the Company for 12 months following his date of termination; provided, however, that to the extent such 12-month continuation period would otherwise extend beyond March 15th of the calendar year following the calendar year in which the termination occurs, any remaining payments that would otherwise be made to Mr. Kasch after March 15th of the following calendar year will be accelerated and paid in a lump sum on March 15th of the following calendar year.

J. Bruce Boisture. Effective January 7, 2004, the Board of Directors elected Mr. Boisture as President and Chief Executive Officer. Mr. Boisture had served on the Board of Directors of FIC since August 2003. He replaced Eugene E. Payne, who had served as President and CEO since November 2002.

In November 2005, Mr. Boisture tendered his resignation as Chief Executive Officer, President and a director of the Company, effective November 4, 2005. In connection with Mr. Boisture’s resignation, the Company entered into a Separation Agreement and Release Arrangement with Mr. Boisture (the “Separation Agreement”), the material provisions of which included the following:

•

The Company paid Mr. Boisture cash severance benefits in the amount of $200,000, in five monthly installments of $40,000 each, less applicable tax withholding, with the first payment to be made on November 4, 2005, and subsequent payments on December 4, 2005, January 4, 2006, February 4, 2006, and March 4, 2006.

•

On June 30, 2007, the Company will: (i) deliver to Mr. Boisture 60,000 shares of FIC Common Stock, if approval of the FIC Incentive Stock Plan is obtained on or prior to June 30, 2007, or (ii) if such approval by FIC’s shareholders is not obtained on or prior to June 30, 2007, pay to Mr. Boisture $465,000 in a lump sum cash payment, in either case less applicable tax withholding.

•

If a Change of Control (as defined in the Separation Agreement) of FIC occurs on or prior to June 30, 2007, the Company is required to pay Mr. Boisture, less applicable tax withholding, (a) any portion of the cash severance benefits described above which have not yet been paid, and (b) in satisfaction of FIC’s obligations under the immediately preceding paragraph, an amount equal to the product of (x) 60,000 and (y) the per-share value imputed or assigned to FIC’s Common Stock at the time of such Change of Control.

•

If a Change of Control of FIC occurs after June 30, 2007, but before December 31, 2008, the Company is generally required to pay Mr. Boisture in cash, less applicable withholding, an amount equal to the product of (x) the number of shares (if any) issued to Mr. Boisture on June 30, 2007, as described above, and still owned by him at the time of such Change of Control and (y) the per-share value imputed or assigned to FIC’s Common Stock at the time of such Change of Control.

•

The obligations of the Company under the employment agreement between the Company and Mr. Boisture dated January 7, 2004 (the “Employment Agreement”), terminated as of November 4, 2005, subject to payment of certain salary and employee benefit obligations accrued prior to that date.

•	The Separation Agreement includes certain mutual releases pertaining to the Employment Agreement and Mr. Boisture’s service with the Company.
•

The Separation Agreement provides that the Company may require the future assistance of Mr. Boisture in matters relating to legal proceedings, and may request his consultation or assistance in other matters relating to the Company. If such services are provided, the Company will pay Mr. Boisture at the rate of $150 per hour if no travel is involved and at the rate of $1,500 per day if travel is involved.

Theodore A. Fleron. On December 13, 2002, the Company and Mr. Fleron entered into an employment agreement, providing for the employment of Mr. Fleron as General Counsel and Vice President of the Company. The agreement provided for a three-year term, a base salary of $190,000 and an annual bonus based upon target performance goals. In December 2005, Mr. Fleron retired. He continues to be available as a consultant to the Company.

Thomas C. Richmond. On December 13, 2002, the Company and Mr. Richmond entered into an employment agreement, providing for the employment of Mr. Richmond as Chief Operating Officer and Vice President of the Company. The agreement provided for a three-year term, a base salary of $190,000 and an annual bonus based upon target performance goals.

In February 2004, the employment of Thomas C. Richmond with FIC was terminated. FIC and Mr. Richmond entered into an amendment to his employment agreement, which provided that his employment period ended as of February 13, 2004. Following the end of the employment period, Mr. Richmond received severance payments on a bi-weekly basis until December 13, 2005, at the annual salary rate ($190,000) set forth in the original employment agreement, net of applicable taxes. In addition, Mr. Richmond received certain medical, dental and life insurance benefits during the period that he received severance payments.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors currently consists of Messrs. Long, Woznicki and Gudeman. None of these individuals has been an officer or employee of the Company at any time. No current executive officer has ever served as a member of the board of directors or compensation committee of any other entity (other than our subsidiaries) that has or has had one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

The Compensation Committee determines the compensation of all executive officers of the Company.

Compensation Committee Report on Executive Compensation

The compensation of the individuals who served as executive officers of the Company during the calendar year 2005 was established pursuant to the employment agreements described under “Employment Agreements and Change in Control Arrangements,” above, which agreements were approved by the Board of Directors. The employment agreements include provision for bonus payments, dependent upon corporate performance. No bonus payments were made to such individuals during the year 2005.

32

Report of the Compensation Committee on Executive Compensation

Overview

The Compensation Committee of the Board of Directors has the responsibility for establishing the Company’s compensation principles and strategies and designing a compensation program for executive officers.  The committee is currently comprised of three directors – R. Keith Long, Richard H. Gudeman and Eugene J. Woznicki.  Mr. Woznicki serves as the Chairman of the committee.  Both Mr. Gudeman and Mr. Woznicki have served on the committee since June 2003.  Mr. Long has served on the committee since February 2005.

The committee reviews corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”), evaluates the performance of the CEO in light of those goals and objectives, and recommends to the Board the CEO’s compensation level based on such evaluation.  In determining the long-term incentive component of CEO compensation, the Committee considers, among other factors, (i) the Company’s performance and relative shareholder return, (ii) the value of similar incentive awards to CEOs at comparable companies, and (iii) the awards given to the CEO in past years.

In addition, the committee reviews and recommends to the Board the compensation of other executive officers, and makes recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based compensation plans.

Compensation Principles and Framework

The compensation practices and programs for executive officers are intended to provide a balance of base salary, fringe benefits and stock-based awards to promote performance over the longer-term.  During 2004, the Board adopted the FIC Incentive Stock Plan, subject to the approval of the plan by the shareholders of the Company.  The plan provides for the award of incentive stock options, non-qualified stock options, or restricted stock to key employees.

In developing compensation principles and strategies, the committee considers the current and prospective business environment for FIC, and takes into account a number of business factors, including the competitive environment in which the Company operates; the need to attract and retain executives of outstanding ability and experience; the need to motivate executives to achieve superior performance; and the need to align the interests of executives and shareholders.

Components of Executive Compensation

Base Salaries:  Base salaries of the Company’s executive officers were established at levels that the Committee believes are appropriate after consideration of each executive’s responsibilities and salaries offered at similar companies in the insurance industry.

Annual Incentive Awards:   For the years 2004 and 2005, the Committee recommended minimal bonus awards.  This decision reflected the continuing efforts of the Company to become current in its financial filings and to develop a business plan for the future operation of the Company.

Stock-based Compensation:  Stock options and restricted stock grants are intended to provide a significant potential value that reinforces the importance of creating value for the shareholders of the Company.  In 2004 and 2005, the Committee recommended stock option or restricted share grants to each of the executives who were employed during that period.  These awards and grants were conditioned upon approval of the FIC Incentive Stock Plan by the shareholders of the Company.

Compensation Committee

Eugene J. Woznicki, Chairman

R. Keith Long

Richard H. Gudeman

Performance Graph

The graph and table below compare the cumulative total shareholder return on FIC Common Stock for the last five calendar years with the cumulative total return on The Nasdaq Stock Market (U.S.) and an index of stocks of life insurance companies traded on Nasdaq over the same period (assuming the investment on December 31, 2000 of $100 in FIC Common Stock, The Nasdaq Stock Market (U.S.) and an index of stocks of life insurance companies traded on Nasdaq and the reinvestment of any dividends).

Fees Paid to Independent Auditor for 2005 and 2004

The following table sets forth the dollar amount of the fees incurred through September 30, 2006 by the Company to Deloitte & Touche LLP (“Deloitte”) for audit and other services for the years 2005 and 2004, and to PricewaterhouseCoopers LLP (“PwC”) for audit and other services for the year 2004.2

For the Audit of
Year Ended December 31,
	2005	2004
	Deloitte	Deloitte	PwC

Audit fees	$ 864,519	$ 3,244,019	$ 47,464
Audit-related fees	-	317,195	68,054
Tax fees	-	-	-
All other fees	-	-	-

Total fees billed	$ 864,519	$ 3,561,214	$ 115,518

Audit fees represent fees for services provided in connection with the audit of the Company’s consolidated statements, review of interim financial statements, statutory audits, and SEC registration statement reviews.

Audit-related fees consist primarily of fees for audits of employee benefit plans and services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to audit and attest services not required by statute or regulations, and consultations concerning financial accounting and reporting standards.

Tax fees consist of fees for professional services for tax compliance, tax advice, tax planning and tax audits. These services include assistance regarding federal and state tax compliance, return preparation, claims for refunds and tax audits.

_________________________

2 Additional fees will be incurred with respect to the audit of the Company’s consolidated financial statements for fiscal year 2005.

The Audit Committee considers and, if it deems appropriate, approves, on a case by case basis, any audit or permitted non-audit service to be performed by the independent auditor at the time that the independent auditor is to be engaged to perform such service. These services may include audit services, audit-related services, tax services and other services. Since the Audit Committee specifically pre-approves each of the services to be rendered by the independent auditor in advance of performance, the Audit Committee currently does not have a pre-approval policy. In connection with the approval of audit and non-audit services, the Audit Committee must consider whether the provision of such permitted non-audit services is consistent with maintaining the independent auditor’s status as our independent auditors. Since May 6, 2003, the date on which SEC rules relating to approval of services by independent auditors became effective, all services for which the Audit Committee engaged the independent auditor have been pre-approved by the Audit Committee.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On September 8, 2005, the Audit Committee of the Board of Directors of the Company approved the appointment of Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm for the year ended December 31, 2004. Also, on September 8, 2005, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, subject to completion of its procedures on the financial statements of the Company’s three non-public employee benefit plans as of and for the year ended December 31, 2003. On January 27, 2006, PwC completed its audit procedures on the financial statements of the Company’s three non-public employee benefit plans as of and for the year ended December 31, 2003.

PwC’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2003 and 2002, and through September 8, 2005, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements of the Company for such years.

During the years ended December 31, 2003 and 2002, and through September 8, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) other than as noted in the balance of this paragraph. In its Form 10-K for the year ended December 31, 2003, which was filed with the SEC on July 29, 2005, the Company disclosed that, in the course of completing its consolidated financial statements as of and for the year ended December 31, 2003, management identified a significant number of internal control weaknesses in several key areas that had resulted in material misstatement of financial results. These included weaknesses in the following areas among others: deferred policy acquisition costs; present value of future profits of acquired businesses; policy liabilities; investment accounting; consolidation process; purchase accounting; financial reporting procedures and review process; and intercompany accounting. As a result of this review, and in consultation with PwC, the Company restated its audited consolidated financial statements for the years ended December 31, 2002 and 2001. PwC has advised the Company that the material weaknesses in internal controls contributed to the restatement of the Company’s financial statements for the years ended December 31, 2002 and 2001. Remediation efforts regarding such material weaknesses are described in Item 9A of the Company’s Form 10-K for the year ended December 31, 2003.

The Company provided PwC with a copy of the Form 8-K filed with regard to the change in independent accountant, which was filed with the SEC on September 14, 2005, and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of PwC’s letter dated September 14, 2005, was filed as Exhibit 16.1 to the September 14, 2005, Form 8-K.

During the years ended December 31, 2003 and 2002, and the subsequent interim period through September 8, 2005, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

As disclosed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, the Company has restated its consolidated financial statements for the years 2003, 2002, 2001 and 2000, that were previously reported in its Annual Report on Form 10-K for the year ended December 31, 2003. PwC has also advised the Company that material weaknesses in internal controls as of December 31, 2003, contributed to the subsequent restatement of the Company’s consolidated financial statements for the years ended December 31, 2003 and 2002 included in the Company’s 2004 Form 10-K. The Company’s prior independent registered public accounting firm, PwC, was retained to conduct the audit and reviews of the quarterly consolidated financial statements related to this restatement.

RELATED TRANSACTIONS

Management believes that the following transactions were on terms as favorable to the Company and its subsidiaries as if the transactions had involved unaffiliated persons or organizations.

New Era Transactions

In June 2003, a subsidiary of FIC acquired three companies: Total Compensation Group Consulting Inc., a consulting firm and registered investment advisor; Paragon, a group of three companies providing employee benefits products and services; and JNT Group Inc., an independent fee-based third-party administrator (collectively, the “New Era Marketing Companies”). The acquisitions were facilitated for FIC by representatives of American Physicians Service Group Inc. (“APS”) and Equita Financial and Insurance Services of Texas, Inc. (“Equita”). Kenneth S. Shifrin, a director of FIC, is the chairman and chief executive officer of APS.

Pursuant to Option Agreements dated as of June 5, 2003 (the “Option Agreements”), in consideration for their facilitation of the acquisition of the New Era Marketing Companies and the Marketing Agreement described below, APS and Equita were granted options to purchase 323,000 and 169,000 shares of Common Stock, respectively, at $16.42 per share (120% of the average closing price of Common Stock for the 15 trading days ended June 3, 2003). Such options are exercisable only if a marketing subsidiary, FIC Financial Services Inc., produced over $200,000,000 in qualifying premiums between July 1, 2003, and December 31, 2005. Equita was also granted an option to purchase up to 158,000 shares of Common Stock at $16.42 per share, exercisable at the rate of 10,000 shares for each $10,000,000 increment by which qualifying premiums generated by products marketed by Equita exceed $200,000,000 between July 1, 2003 and December 31, 2005. Since Equita did not produce the required level of qualifying premiums by December 31, 2005, the options expired as of that date.

Pursuant to Stock Purchase Agreements dated as of June 5, 2003, APS and an affiliate of Equita acquired 312,484 and 204,918 shares of Common Stock, respectively, from the Mitte Foundation. In addition, APS acquired an additional 27,395 shares of Common Stock from FIC for a cash purchase price of $14.64 per share on June 5, 2003. Pursuant to a Registration Rights Agreement dated as of June 5, 2003, the Company granted registration rights to APS and Equita for all shares of Common Stock held by them on June 5, 2003, and any shares of Common Stock acquired pursuant to the Option Agreements.

In June 2005, Equita commenced litigation against FIC pertaining to matters arising out of the option agreement. See Item 3—Legal Proceedings-Litigation with Equita Financial and Insurance Services of Texas, Inc. and M&W Insurance Services, Inc. in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed with the SEC on October 30, 2006.

Sale of Actuarial Risk Consultants, Inc. and Amendment to Employment Agreement of George Wise

On December 31, 2003, FIC sold Actuarial Risk Consultants, Inc. (“ARC”), an actuarial consulting subsidiary which it had established in December, 2002. The sale of ARC was to George M. Wise, III, who was Vice President and Chief Financial Officer of FIC until March 2004. The consideration for the transaction was $10,000. Prior to the closing, all intercompany payables owed by ARC to FIC or its affiliates were satisfied in full, and certain tangible and intangible assets used by ARC in connection with the operation of its business were assigned to ARC. The cost to the Company of its investment in ARC at the time of the sale was $146,000.

In connection with the sale, Mr. Wise and FIC entered into an amendment to Mr. Wise’s employment agreement, as described under “Compensation of Executive Officers and Directors–Employment Agreements and Change In Control Arrangements”. The amendment released FIC from any claims Mr. Wise may have had relating to his employment with FIC, including claims which Mr. Wise had asserted related to his entitlement to a bonus payment of approximately $70,000.

Also, in connection with the sale of ARC to Mr. Wise, FIC entered into a consulting agreement with ARC. Under the terms of the agreement, FIC and its insurance subsidiaries could obtain up to 2,000 hours of actuarial consulting services from ARC during the period from January 1, 2004 to December 31, 2005. During 2004 and 2005, the Company paid fees of approximately $2 million to ARC in connection with the provision of actuarial consulting services, including services related to the Company’s review of deferred policy acquisition costs and present value of future profits of acquired businesses.

Settlement of Litigation with Mitte Family

In October 2002, a Special Committee of the Company’s Board of Directors voted to terminate the employment agreement of Roy F. Mitte, the Company’s Chairman and Chief Executive Officer, by reason of Mr. Mitte’s physical or mental disability extending over a period of six consecutive months or more. The Special Committee further voted to terminate Mr. Mitte’s employment agreement on the alternative basis that the actions of Mr. Mitte, as described in the Report of the Audit Committee of the Board of Directors Concerning Payment of Personal Expenses of the Chairman, dated September 17, 2002 (the “Audit Committee Report”), constituted breaches of such agreement that excused further performance thereof by FIC.

The Audit Committee, which at the time consisted of John D. Barnett, David G. Caldwell, W. Lewis Gilcrease and Frank Parker, found that over the course of almost ten years, the Company had paid, or reimbursed Mr. Mitte for, approximately $550,000 in expenses that were personal in nature. The Audit Committee further noted that in January 2002, Mr. Mitte caused the transfer of $1,000,000 from the Company to the Roy F. and Joann Cole Mitte Foundation (the “Mitte Foundation”), a charitable foundation controlled by Mr. Mitte, in contravention of his earlier statement to the Compensation Committee of the Board that no donation would be made from FIC to the Mitte Foundation during 2002, and without the prior approval of the Board.

On January 23, 2003, the Company commenced litigation against Mr. Mitte, the Mitte Foundation, and Joann Cole Mitte which sought repayment of the personal expenses and donation and to delay a special shareholders meeting previously requested by the Mitte Foundation, alleging, among other things, Mr. Mitte’s violation of certain provisions of the securities laws. On March 19, 2003, Mr. Mitte filed a counterclaim against the Company alleging breach of contract with respect to the Company’s failure to pay Mr. Mitte severance benefits and compensation that Mr. Mitte claimed he was entitled to receive under his employment agreement with the Company. Mr. Mitte sought actual damages, interest and attorney’s fees and costs. He claimed the actual damages were incurred with respect to the Company’s termination of his employment agreement, which provided a minimum level of compensation of $503,500 per year through February 25, 2007, and an annual bonus through February 25, 2007, in the discretion of the Board, of $2.5 million which would be automatically payable in the event of a change of control of the Company.

On May 15, 2003, the Company entered into a Settlement Agreement with the Mitte Family. Under the terms of the Settlement Agreement, the Mitte Family released the Company from any past, present or future claims which they may have against the Company, including any claims which Roy Mitte may assert under the employment agreement. In addition, the Company agreed to release the Mitte Family from any past, present or future claims which the Company may have against the Mitte Family.

The Settlement Agreement provided for payments by the Company to Roy Mitte of $1 million on each of June 1, 2003, June 1, 2004 and June 1, 2005, which would be subject to acceleration in the event of specified changes in control of the Company. Pursuant to the Settlement Agreement, the Company also agreed to:

•

use its commercially reasonable efforts to locate a purchaser or purchasers of specified installments over a two year period of the 1,552,206 shares of Company Common Stock owned by the Mitte Foundation as of the date of the Settlement Agreement during future periods set forth in the Settlement Agreement, at a price of $14.64 per share;

•

purchase (or, alternatively, locate a purchaser) on or before June 1, 2003, of the 39,820 shares of Common Stock owned by Roy Mitte and the 35,502 shares of Common Stock held in the ESOP account of Roy Mitte, in each case as of the date of the Settlement Agreement, at a price of $14.64 per share; and

•	cancel options to purchase 6,600 shares of Common Stock held by Roy Mitte in exchange for a cash payment equal to $42,636 (the difference between $14.64 per share and the exercise price per share).

Pursuant to the Settlement Agreement, the Mitte Family granted an irrevocable proxy for any shares of Common Stock owned by the Mitte Foundation to the persons named as proxies by the Company. With respect to the 2003 and later Annual Meetings of the Company, the proxy may be voted “for” all nominees of the Board named in the Company’s proxy statements, “against” any proposal by a person other than the Company for the removal of any members of the Board, “withheld” as to nominees for the Board proposed by any person other than the Company, “against” any proposal by any person other than the Company to amend the bylaws or articles of the Company, and in accordance with the recommendation of the Board or at their discretion as permitted by applicable law with respect to any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act. The proxy also extended to certain matters which may be proposed by the Company at its 2004 annual meeting of shareholders, or any later annual or special meeting, regarding changes in the ownership percentage required in order for a shareholder to call a special meeting of shareholders and the elimination of cumulative voting. The Company agreed not to propose at the 2003 Annual Meeting any amendment to the Company’s articles of incorporation or bylaws that would increase the ownership threshold for a shareholder’s ability to call a special meeting of shareholders. The proxy did not extend to any other matters proposed by FIC at any annual or special meeting during which the proxy is in effect, including, without limitation, any other amendment to the articles of incorporation or bylaws of the Company, any action relative to a merger of FIC, the sale of all or substantially all of the assets of FIC or the issuance or sale by FIC of any of its equity securities.

The survival of the proxy was generally conditioned upon the performance of the scheduled purchases of the shares of Common Stock owned by the Mitte Foundation and payments required under the Settlement Agreement. The Settlement Agreement provided that, unless earlier terminated, the proxy would expire on May 15, 2005. Accordingly, the proxy granted under the terms of the Settlement Agreement has expired by its own terms.

As described under “New Era Transactions,” above, APS and a subsidiary of Equita acquired 312,484 and 204,918 shares of Common Stock, respectively, from the Mitte Foundation in June 2003. Subject to specified exceptions, the proxy granted to the Company survived the transfer of stock by the Foundation unless (1) the Company agreed otherwise, (2) the transferee owned less than 2% of the then outstanding shares of Common Stock or (3) a transfer was effected under certain provisions of Rule 144 or a registration statement. Prior to the 2003 Annual Meeting, at the request of APS and the Equita subsidiary, FIC released the proxy with respect to the shares of Common Stock of FIC acquired from the Foundation. Accordingly, APS and the Equita subsidiary each voted their respective shares directly at the 2003 Annual Meeting.

In May 2003, the Company purchased from Mr. Mitte the 39,820 shares of FIC Common Stock owned by him and the 35,502 shares of Common Stock held in Mr. Mitte’s ESOP account, as provided under the terms of the Settlement Agreement, at a price of $14.64 per share. Subsequently, in July 2003, the Company’s Nonqualified Deferred Compensation Plan f/b/o Eugene E. Payne purchased, at the request of Dr. Payne, 13,600 of these shares, at a price of $14.64 per share. The benefits available to Dr. Payne under the plan are based on the value of these shares, as well as the value of other assets held in the plan.

The Settlement Agreement also includes provisions related to the continuation of health insurance of Roy Mitte and Joann Mitte for five years. In accordance with the Settlement Agreement, Roy Mitte and Scott Mitte resigned from the Board effective as of June 2, 2003. The Company recognized a charge of $2.9 million (before tax) in the first quarter of 2003 for amounts to be paid under the Settlement Agreement.

Litigation with Otter Creek Partnership I, L.P.

On June 13, 2003, Otter Creek Partnership I, L.P. filed a civil lawsuit against FIC in the District Court in Travis County, Texas, Cause No. GN302872. In its lawsuit, Otter Creek sought an injunction against FIC to compel it to schedule and hold the 2003 annual meeting of shareholders. In addition, the lawsuit sought to compel FIC either not to exercise the proxy that it acquired from the Mitte Family (as described above) or to vote such shares in the same proportion as the other outstanding shares of the Company are voted. Otter Creek and FIC completed a settlement with respect to the lawsuit in December 2003. Under the settlement agreement, (i) the Company reimbursed Otter Creek for $250,000 in proxy expenses, and (ii) the Company agreed that reimbursement for an additional $475,000 of proxy and litigation expenses would be submitted to the Company’s shareholders for approval. The Board of Directors agreed to recommend that shareholders approve the reimbursement. The settlement also included mutual releases between the Company and Otter Creek and its affiliates in favor of each of them and their respective employees, directors, officers, agents, and representatives. The Board of Directors and Otter Creek subsequently agreed that the Company could use FIC Common Stock to pay the additional reimbursement, if approved. The Chairman of the Board of Directors of the Company, R. Keith Long, is the President and owner of the General Partner of Otter Creek Partners I, L.P.

PROPOSAL 2 – APPROVAL OF 2004 INCENTIVE STOCK PLAN

On May 4, 2004, our Board of Directors approved, subject to shareholder approval, the Financial Industries Corporation 2004 Incentive Stock Plan, which we refer to as the “FIC Incentive Stock Plan.” We have elected to propose this new equity incentive compensation plan at this time in order to motivate and reward superior performance on the part of participants in the FIC Incentive Stock Plan.

The FIC Incentive Stock Plan is intended to align the interests of our employees with the interests of our shareholders. The FIC Incentive Stock Plan is designed to increase employees’ proprietary interests in the Company and provide incentives directly linked to increases in shareholder value. The FIC Incentive Stock Plan is also intended to strengthen our ability to attract and retain talented employees.

The FIC Incentive Stock Plan will provide us the means by which to pay equity compensation to our employees. We expect that the type of awards that will be used for participants under the FIC Incentive Stock Plan will initially be primarily non-qualified stock options.

The Company previously established certain stock-based incentive plans, which are described below:

(a)

In 1999, certain officers of the Company and its life insurance subsidiaries were each granted options to purchase 10,000 shares of InterContinental Life Corporation (“ILCO”) Common Stock, pursuant to the InterContinental Life Corporation 1999 Stock Option Plan (the “1999 Option Plan”). At that time, the Company owned approximately 48% of the outstanding Common Stock of ILCO. On May 18, 2001, each share of ILCO Common Stock issuable pursuant to outstanding options was assumed by FIC and became an option to acquire FIC Common Stock with the number of shares and exercise price adjusted for the exchange ratio in the FIC / ILCO merger. The merger was completed on May 18, 2001. In accordance with the terms of the plan, which defined a “change in control” as the termination, by resignation or otherwise, of Roy F. Mitte as Chairman of the Board and Chief Executive Officer, all persons holding outstanding options under the 1999 Option Plan became fully vested in such options as of October 31, 2002. Following such vesting, individuals had until October 31, 2003 to exercise said options or to permit said options to expire. As of November 1, 2003, there were no options outstanding under the 1999 Option Plan.

(b)

In November 2002, FIC adopted an Equity Incentive Plan (the “2002 Incentive Plan”). The 2002 Incentive Plan provides for the grant of stock appreciation rights or performance units to key employees of the Company and its subsidiaries on the terms and subject to the conditions set forth in the plan. On November 4, 2002, Eugene Payne was granted stock appreciation rights (SARs) with respect to 30,000 shares of the Common Stock of the Company, pursuant to terms and provisions of the 2002 Incentive Plan. The exercise price of each unit was $14.11, which was 100% of the fair market value of the Common Stock of the Company on the date of such grant. In September 2003, Dr. Payne became fully vested in his stock appreciation rights, in accordance with the provision of the 2002 Incentive Plan, and he became entitled to a payment of $38,100. Dr. Payne elected to defer payment of such amount.

The Company does not plan to grant additional awards under either the 1999 Option Plan or the 2002 Incentive Plan.

Description of the FIC Incentive Stock Plan

The following is a summary of some of the material terms of the FIC Incentive Stock Plan and is qualified in its entirety by reference to the complete text of the FIC Incentive Stock Plan, which is attached to this proxy statement as Appendix B.

Eligibility. Key employees of FIC or any designated subsidiary are eligible to be considered for awards under the FIC Incentive Stock Plan. Key employees are those whose responsibilities and decisions, in the judgment of the Compensation Committee of the Board of Directors, directly affect the performance of the Company and its subsidiaries. The Compensation Committee will, from time to time, make recommendations to the Board of Directors as to the individuals who should become participants in the FIC Incentive Stock Plan. The Board of Directors will consider the recommendations of the Compensation Committee and determine the terms and conditions of any benefits granted under the FIC Incentive Stock Plan to participants.

Shares Available for Awards. Up to 500,000 shares of our Common Stock may be issued under the FIC Incentive Stock Plan. Shares of our Common Stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by us. No more than 200,000 of the shares available for issuance under the FIC Incentive Stock Plan may be issued pursuant to stock options to any individual in a calendar year. On November [____], 2006, the last reported sale price of our Common Stock was $[________]

Shares subject to awards under the FIC Incentive Stock Plan that are terminated without being exercised, are not delivered to the participant in order to satisfy an applicable tax-withholding obligation, or are delivered to the Company in order to satisfy the exercise price of an option will again become available for awards under the FIC Incentive Stock Plan. The Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of the property or stock, or reorganization upon such terms and conditions as it may deem appropriate without affecting the number of shares reserved for the FIC Incentive Stock Plan to the extent allowed under the rules of any exchange on which our Common Stock is listed.

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If we at any time we change the number of issued shares of Common Stock without new consideration to us (such as by stock dividends or stock splits), the total number of shares reserved for issuance under the FIC Incentive Stock Plan and the number of shares covered by each outstanding benefit will be adjusted so that the aggregate consideration payable to us, if any, and the value of each such benefit will not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in our Common Stock resulting from any reorganization, sale, merger, consolidation, issuance of stocks rights or warrants or similar occurrence.

Administration. The FIC Incentive Stock Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as determined by the Board of Directors (the “Committee”). The Committee has authority to interpret the FIC Incentive Stock Plan, to adopt rules and regulations in order to carry out the terms of the FIC Incentive Stock Plan and to make determinations in connection with the FIC Incentive Stock Plan and benefits as it may deem necessary or advisable. The Committee may delegate some or all of its authority under the FIC Incentive Stock Plan. Any authority granted to the Committee by the Board of Directors may also generally be exercised by the Board of Directors.

Awards. At the discretion of the Board of Directors, key employees may be granted awards under the FIC Incentive Stock Plan in the form of incentive stock options, non-qualified stock options and restricted stock awards.

Options. The FIC Incentive Stock Plan provides for the granting to key employees of incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, and non-qualified stock options.

A stock option is a right to purchase a specified number of shares of Common Stock at a specified grant price. All incentive stock options granted under the FIC Incentive Stock Plan must have an exercise price per share that is not less than the fair market value of our Common Stock on the date of grant. Generally, all non-qualified stock options granted under the FIC Incentive Stock Plan must have an exercise price per share that is not less than the fair market value of our Common Stock on the date of grant; provided, however, that options granted pursuant to employment agreements or employment arrangements entered into prior to the date on which the FIC Incentive Stock Plan is approved by the shareholders will have an exercise price that the fair market value of the Common Stock on the effective date of the employment agreement or arrangement.

The aggregate fair market value of the stock with respect to which incentive stock options are excisable for the first time by an optionee during any calendar year may not exceed $100,000. All stock options granted under the FIC Incentive Stock Plan must have a term of no more than ten years. The grant price, number of shares, terms and conditions of exercise, whether a stock option may qualify as an incentive stock option under the Internal Revenue Code and other terms of a stock option grant will be fixed as of the grant date. Stock options may not include provisions that “reload” the option upon exercise. The FIC Incentive Stock Plan provides that no stock option exercise price may be re-priced, or adjusted upward or downward, other than in connection with stock dividends, stock splits, or other corporate changes as described in the FIC Incentive Stock Plan.

The exercise price of any stock option must be paid in full at the time the stock is delivered to the optionee. The exercise price may be paid by certified or cashier’s check or, in the discretion of the Committee, (i) by the delivery of shares of Common Stock of the Company owned by the participant for at least six months, (ii) by the tendering of shares issued pursuant to an award under the FIC Incentive Stock Plan, (iii) by a third party in a broker-assisted exercise or (iv) by a combination of any of the foregoing.

Restricted Stock. The FIC Incentive Stock Plan also provides for the granting of restricted stock awards to employees. Restricted stock awards are grants of Common Stock transferred to participants subject to restrictions on the sale or other disposition of the shares before the occurrence of a specified event. The Board of Directors will determine the terms, conditions and restrictions applicable to a grant of a restricted stock award.

Change in Control. The FIC Incentive Stock Plan provides that each option outstanding on the date of a change of control immediately vests and becomes exercisable to the full extent of the original grant for the remainder of its term. Furthermore, upon the occurrence of a change in control, the restrictions applicable to shares of restricted stock held by participants immediately lapse. A change in control is defined in more detail in the FIC Incentive Stock Plan, but generally will be deemed to occur under the FIC Incentive Stock Plan if (1) any person or group becomes the direct or indirect beneficial owner of 50% or more of FIC’s outstanding voting securities, unless acquired as the result of a merger or consolidation under (3)(a) below; (2) specified changes in the majority of the board members that were not approved by two-thirds of the then incumbent directors; (3) specified mergers of FIC or its subsidiaries (a “transaction”) unless, (a) a majority of the members of the Board of Directors of the parent corporation resulting from the transaction were members of the board immediately prior to consummation of the transaction and more than 50% of the surviving corporation’s outstanding voting securities is owned by former shareholders of FIC, (b) the merger effects a recapitalization in which no person is the direct or indirect beneficial owner of 50% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction; or (4) a liquidation of FIC or the sale or disposition of all or substantially all of FIC’s assets (an “asset sale”) unless individuals and entities that were beneficial owners of FIC’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 50% of the then outstanding voting securities of FIC. Generally, no change in control will result from transactions in which our shareholders continue after the transaction to hold substantially the same proportionate ownership in an entity owning substantially all of our assets.

Amendment, Modification and Termination. Our Board of Directors may amend, modify, suspend or terminate the FIC Incentive Stock Plan at any time. However, no action authorized will reduce the amount of any existing benefits under the FIC Incentive Stock Plan. No amendment will be effective prior to approval by the shareholders if such approval is required by law or the requirements of the exchange on which our Common Stock is listed.

Grants to Messrs. Hydanus, Kasch and Boisture.

(a)

In connection with his election as SVP-Operations in May 2005, Mr. Hydanus received long-term incentives in the form of a grant of non-qualified stock options to purchase 15,000 shares of FIC Common Stock. The purchase price for each share subject to the option is equal to $8.50, which was the fair market value of a share as of the effective date of his employment. The option will (i) have a ten-year term measured from the employment date and (ii) become exercisable as to one-third of the shares on the date of shareholder approval of the FIC Incentive Stock Plan, as to an additional one-third of the shares on the second anniversary of his employment date, and as to the remaining one-third of the shares on the third anniversary of his employment date, provided, in each case, that Mr. Hydanus remains employed by us on such anniversary.

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(b)

In connection with his election as Chief Financial Officer, Mr. Kasch received long-term incentives in the form of a grant of non-qualified stock options to purchase 20,000 shares of FIC Common Stock. The purchase price for each share subject to the option is equal to $13.25, which was the fair market value of a share as of March 15, 2004, the effective date of his employment. The option will (i) have a ten-year term measured from the employment date and (ii) become exercisable on the date of shareholder approval of the FIC Incentive Stock Plan.

(c)

In connection with the resignation of Mr. Boisture, his employment agreement was replaced by a Separation and Release Agreement (the “Separation Agreement”), resulting in the cancellation of his options and restricted stock awards. The Separation Agreement includes provisions whereby FIC agreed: (i) to deliver to Mr. Boisture 60,000 shares of FIC Common Stock, if the FIC Incentive Stock Plan is approved by FIC’s shareholders on or prior to June 30, 2007, or (ii) if such approval by FIC’s shareholders is not obtained on or prior to June 30, 2007, to pay to Mr. Boisture $465,000 in a lump sum cash payment, in either case less applicable tax withholding. Any shares of FIC Common Stock issued to Mr. Boisture following approval of the FIC Incentive Stock Plan will not include any restrictions on the sale or other transfer of such stock, other than those under applicable securities laws. If a Change of Control (as defined in the Separation Agreement) of FIC occurs on or prior to June 30, 2007, FIC is required to pay Mr. Boisture, less applicable tax withholding, in satisfaction of FIC’s obligations under the paragraph, an amount equal to the product of (x) 60,000 and (y) the per-share value imputed or assigned to FIC’s Common Stock at the time of such Change of Control (as specified in the Separation Agreement). If a Change of Control of FIC occurs after June 30, 2007, but before December 31, 2008, the Company is generally required to pay Mr. Boisture in cash, less applicable withholding, an amount equal to the product of (x) the number of shares (if any) issued to Mr. Boisture on June 30, 2007, as described above, and still owned by him at the time of such Change of Control and (y) the per-share value imputed or assigned to FIC’s Common Stock at the time of such Change of Control.

Effective Date; Term. The FIC Incentive Stock Plan is effective as of May 4, 2004, the date of its approval by the Board of Directors. However, the effectiveness of the FIC Incentive Stock Plan is expressly conditioned upon the approval of the FIC Incentive Stock Plan by the holders of a majority of the shares entitled to vote present in person or represented by proxy at the 2004 annual meeting. No awards may be made following the tenth anniversary of the effective date of the FIC Incentive Stock Plan

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the FIC Incentive Stock Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Stock Options. Stock option awards under the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“Code”) or non-qualified stock options. Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We and our subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, if an employee makes such a disqualifying disposition, we or our subsidiary will then be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

In contrast, upon the exercise of a non-qualified stock option, the optionee recognizes ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company is entitled to a deduction in an amount equal to the income recognized by the optionee. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified stock option will be treated generally as capital gain or loss.

Restricted Stock Awards. Federal income tax consequences with respect to restricted stock awards depend on the facts and circumstances of each award, and, in particular, the nature of any restrictions imposed with respect to the award. In general, if the stock that is the subject of an award is actually issued to a participant but is subject to a “substantial risk of forfeiture,” for example, if rights to ownership of the stock are conditioned upon the future performance of substantial services by the participant, a taxable event occurs only when the substantive risk of forfeiture ceases. When the substantial risk of forfeiture ceases, the participant will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture terminates over the participant’s cost for such stock (if any), and, subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the same amount is then deductible by the Company as compensation. If the restrictions with respect to the restricted stock award, by their nature, do not subject the participant to a “substantial risk of forfeiture” of the stock, then the participant will realize ordinary income at the time of grant to the extent of the excess of the fair market value of the stock over the participant’s cost (if any). Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the same amount is then deductible by the Company. If no stock is actually issued to the participant at the time the restricted stock award is granted, the participant will realize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost (if any). Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the same amount is then deductible by the Company.

General. A participant’s tax basis in shares purchased or awarded under the FIC Incentive Stock Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant in connection with the transfer of the shares. The participant’s holding period for the shares begins immediately after ordinary income is recognized with respect to the transfer of the shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Certain Tax Code Limitations on Deductibility. Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by FIC for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The FIC Incentive Stock Plan permits the Company to structure awards of options, but not restricted stock, under the FIC Incentive Stock Plan to “covered employees” as performance-based compensation that is exempt from the deductibility limitation of Section 162(m). However, the Company may award compensation that is or may become non-deductible if such awards are in the best interests of the Company.

Required Vote and Recommendation of the Board of Directors

If a quorum is present at the annual meeting, the approval of the FIC Incentive Stock Plan requires the affirmative vote of at least a majority of the shares of FIC Common Stock present in person or by proxy at the meeting and entitled to vote. Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the annual meeting to approve the FIC Incentive Stock Plan. Since the adoption of the plan will allow for grants under the FIC Incentive Stock Plan to executive officers of the Company, each of our executive officers has an interest in and may benefit from the adoption of the FIC Incentive Stock Plan.

Your Board of Directors recommends a vote “FOR” such approval.

PROPOSAL 3 – APPROVAL OF STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

On May 4, 2004, our Board of Directors approved, subject to shareholder approval, the Financial Industries Corporation Stock Option Plan for Non-Employee Directors, which we refer to as the “Director Plan.” The Director Plan is intended to increase the proprietary interest in our Company of outside directors, whose continued services are important to the success of the Company, thereby providing them with additional incentives to continue to serve as directors.

The Director Plan is intended to strengthen our ability to attract and retain talented directors and to reward them for making contributions to our success. The Director Plan is also intended to further align the interests of our directors to the interests of shareholders.

The Director Plan will provide automatic awards to non-employee directors as described below under “Description of the Director Plan.”

Description of the Director Plan

The following is a summary of some of the material terms of the Director Plan. This description is qualified in its entirety by reference to the complete text of the Director Plan, which is attached to this proxy statement as Appendix C.

Eligibility. All non-employee directors of FIC are eligible for awards under the Director Plan. Under the provisions of the Director Plan, a non-employee director is a director who (i) is not an employee of FIC or any of its subsidiaries and (ii) has not been an employee of FIC or any of its subsidiaries within a three-year period prior to the date of grant of an option under the Director Plan. In the plan document, such individuals are referred to as “outside directors.” FIC’s Board of Directors consists of eight such individuals.

Shares Available for Awards. Up to 400,000 shares of FIC’s Common Stock may be issued under the Director Plan. Shares of Common Stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by FIC.

Shares subject to awards under the Director Plan that are terminated, cancelled or expire unexercised will again become available for awards under the Director Plan. The Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of the property or stock, or reorganization upon such terms and conditions as it may deem appropriate without affecting the numbers of shares reserved for the Director Plan to the extent allowed under the rules of any exchange on which our Common Stock is traded.

If we at any time change the number of issued shares of Common Stock without new consideration to us (such as by stock dividends or stock splits), the total number of shares reserved for issuance under the plan and the number of shares covered by each outstanding benefit will be adjusted so that the aggregate consideration payable to us, if any, and the value of each such benefit will not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in our Common Stock resulting from any reorganization, sale, merger, consolidation, issuance of stocks rights or warrants or similar occurrence.

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Administration. The Director Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as determined by the Board of Directors (the “Committee”). The Committee has full and final authority to interpret the Director Plan, to adopt rules and regulations in order to carry out the terms of the Director Plan and to make determinations in connection with the Director Plan and benefits as it may deem necessary or advisable. The Committee may delegate some or all of its authority under the Director Plan. Any authority granted to the Committee by the Board of Directors may also be exercised by the Board of Directors, and any action taken by the Board of Directors will control over a conflicting action taken by the Committee.

Subject to specified restrictions contained in the Director Plan, the Committee has the discretion to extend the exercisability of an award.

Awards. The Director Plan provides for the automatic granting of non-qualified stock options to our non-employee directors as described below. A stock option is a right to purchase a specified number of shares of Common Stock at a specified grant price.

Initial Awards. On the day immediately following the date on which the Director Plan is approved by the shareholders, each director who is a non-employee director as of the date the Plan is so approved will be awarded, as of such date, options exercisable for twenty-five thousand (25,000) shares of Common Stock. Initial stock option awards will have a grant price per share equal to the fair market value of a share of Common Stock on the date of grant of the option. Initial stock option awards will become exercisable in three equal annual installments beginning with the first anniversary of the date on which the option was granted. Currently, there are seven directors who meet the foregoing requirements. Accordingly, if the Director Plan is approved, Options to purchase 175,000 shares of Common Stock will be awarded to such directors as a group.

Subsequent Awards. Subsequent to the date on which the Director Plan is approved by the shareholders, and subject to the provisions of the Director Plan, the Board of Directors may, but is not required to, award options to (i) each non-employee director who is elected to fill a vacancy on the Board of Directors which occurs between an annual meeting of shareholders and (ii) each non-employee director who is elected or re-elected to the Board of Directors at an annual meeting of shareholders (commencing with the 2005 meeting). In making such awards, the Board of Directors shall determine (a) those non-employee directors to whom options may be granted, (ii) the number of shares of Common Stock subject to each award, and (iii) the terms and conditions of each award.

The maximum number of shares of Common Stock subject to stock options that may be awarded in any calendar year to any individual is twenty-five thousand (25,000) shares, as adjusted in accordance with the terms of the Director Plan.

The exercise price of any stock option must be paid in full at or before the time the stock is delivered to the optionee. The price must be paid in cash, previously owned shares of Common Stock or other consideration acceptable to the Committee, or in any combination thereof as approved by the Committee.

Options awarded under the Director Plan will have a 10-year term. Upon termination for Cause, the entire option, to the extent not previously exercised, will terminate immediately. If an optionee terminates for any reason other than death, disability, retirement or removal for Cause, the option will remain exercisable for three months after termination. If an optionee terminates by reason of disability, death or retirement at or on age 70, the option may be exercised for a period of one year after termination.

Change in Control. Options awarded under the Director Plan become exercisable with respect to all shares subject to the option upon a Change in Control of FIC. A Change in Control is defined in more detail in the Director Plan, but generally will be deemed to occur under the Director Plan if (1) any person or group becomes the direct or indirect beneficial owner of 50% or more of FIC’s outstanding voting securities, unless acquired as the result of a merger or consolidation as described below; (2) specified changes in the majority of the board members that were not approved by two-thirds of the then incumbent directors; (3) specified mergers of FIC or its subsidiaries (a “transaction”) unless, (a) a majority of the members of the Board of Directors of the parent corporation resulting from the transaction were members of the board immediately prior to consummation of the transaction and more than 50% of the surviving corporation’s outstanding voting securities is owned by former shareholders of FIC, (b) the merger effects a recapitalization in which no person is the direct or indirect beneficial owner of 50% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction; or (4) a liquidation of FIC or the sale or disposition of all or substantially all of FIC’s assets (an “asset sale”) unless individuals and entities that were beneficial owners of FIC’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 50% of the then outstanding voting securities of FIC. Generally, no Change in Control will result from transactions in which our shareholders continue after the transaction to hold substantially the same proportionate ownership in an entity owning substantially all of our assets.

Amendment, Modification and Termination. The Board of Directors may amend, revise, suspend or discontinue the Director Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment will be effective prior to approval by shareholders of FIC if such approval is required by law or the requirements of the exchange or market on which the Common Stock is listed or traded.

Effective Date; Term. The Director Plan is effective as of May 4, 2004, the date of its approval by the Board of Directors. However, the effectiveness of the Director Plan is expressly conditioned upon the approval of the Director Plan by the holders of a majority of the shares entitled to vote present in person or represented by proxy at the Annual Meeting. No award will be made following the tenth anniversary of the approval of the Director Plan by the Board of Directors.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the Director Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular director. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Directors will not realize taxable income upon the grant of a stock option. Upon the exercise of a stock option, the director will recognize ordinary compensation income in an amount equal to the excess of (i) the amount of cash and the fair market value on the date of exercise of the Common Stock received over (ii) the exercise price, if any, paid for the stock option. The director will generally have a tax basis in any shares of Common Stock received on the cash exercise of a stock option that equals the fair market value of such shares on the date of exercise. Upon the disposition of Common Stock acquired through the exercise of an option, a director generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the stock and the director’s tax basis in the stock. FIC will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the director.

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Required Vote and Recommendation of the Board of Directors

If a quorum is present at the annual meeting, the approval of the Director Plan requires the affirmative vote of at least a majority of the shares of FIC Common Stock present in person or by proxy at the meeting and entitled to vote. Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the annual meeting to approve the Director Plan. Since the adoption of the Director Plan will result in grants to all non-employee directors, each of our non-employee directors has an interest in and may benefit from the adoption of the Director Plan.

Your Board of Directors recommends a vote “FOR” such approval.

PROPOSAL 4 – APPROVAL OF REIMBURSEMENT OF PROXY EXPENSES OF OTTER CREEK MANAGEMENT, INC.

During 2003, Otter Creek Management Inc., (“Otter Creek Management”), solicited proxies for the Company’s 2003 Annual Meeting of Stockholders (the “2003 Annual Meeting”) held on July 31, 2003, seeking the election of seven nominees to the Board of Directors of the Company in opposition to the ten candidates nominated by the then incumbent Board of Directors. Otter Creek Management is an investment advisory firm that manages three investment funds that are shareholders of the Company: Otter Creek Partners I, LP, (“Otter Creek Partners”), and Otter Creek International Ltd. and HHMI XIII, LLC (together with Otter Creek Management and Otter Creek Partners, “Otter Creek”).

In connection with this solicitation of proxies, on June 13, 2003, Otter Creek Partners commenced a lawsuit in the District Court in Travis County, Texas (the “Litigation”) seeking, among other things, to compel the Company to hold the previously delayed 2003 Annual Meeting and to restrict certain actions by the Company in advance of the 2003 Annual Meeting. Otter Creek also sought in the Litigation to neutralize the effect of a proxy obtained by the Company from the Mitte Family (the “Mitte Proxy”) whereby the incumbent board obtained the right to vote 1,627,610 shares of FIC Common Stock in favor of its nominees. This proxy was obtained in connection with a Settlement Agreement with the Mitte Family described under “Certain Relationships and Related Transactions.”

Following the initiation of the Litigation and a hearing before the court, the court ordered FIC (i) not to amend its bylaws in a manner that would adversely affect voting or other matters relating to the Annual Meeting and election of directors, (ii) not to reschedule the Annual Meeting to a date later than July 31, 2003, and (iii) not to change the record date for the Annual Meeting.

At the meeting, six of the seven Otter Creek nominees were elected to the Board: R. Keith Long, J. Bruce Boisture, Salvador Diaz-Verson Jr., Patrick E. Falconio, Richard H. Gudeman and Lonnie L. Steffen. The shares covered by the Mitte Proxy were all voted in favor of the incumbent nominees at the 2003 Annual Meeting. The seventh Otter Creek nominee, Steven A. Haxton, was not elected.

In October 2003, the Company entered into a Compromise Settlement Agreement and Mutual Release with Otter Creek (the “Settlement Agreement”) pursuant to which the Company agreed to pay Otter Creek the sum of $250,000 in partial payment of the expenses incurred by Otter Creek in respect of the solicitation of proxies. Pursuant to the Settlement Agreement, the Company also agreed to submit to shareholders the question of whether to reimburse Otter Creek an additional sum of $475,000 for the remaining expenses Otter Creek incurred soliciting the proxies and the legal expenses Otter Creek incurred in connection with the Litigation (collectively, the “Otter Creek Expenses”). The Company agreed that if shareholder approval is obtained, it will reimburse such expenses. Subsequently, the

Company and Otter Creek agreed that reimbursement may be made through the issuance of Common Stock of the Company with an aggregate fair market value of $475,000.

The Board of Directors voted to recommend that the shareholders of the Company approve the reimbursement of the Otter Creek Expenses. Mr. Barnett voted against the resolution. The Board believes that the changes in membership of the Board of Directors and management of the Company, as well as the changes in corporate strategy of the Company resulting therefrom, have had, and will continue to have, a positive effect on the Company inuring to the benefit of all of the Company’s shareholders. The Board of Directors noted that Otter Creek’s nominees received a large majority of votes in the election.

The Settlement Agreement was approved and recommended to the full Board by a committee of the Board consisting of Messrs. Shifrin, Woznicki, Diaz-Verson, Jr. and Gudeman. The full Board then approved the Settlement Agreement, with Mr. Long abstaining.

In making a determination of whether to approve the reimbursement of the Otter Creek Expenses, members of the Board of Directors may have had relationships or interests in the Settlement Agreement and the transactions contemplated by or leading to such Agreement that conflicted with or differed from those of other shareholders. These relationships and interests include:

•	R. Keith Long, the current Chairman of the Board of Directors of the Company, is the sole stockholder of Otter Creek Management and has served as its president since founding the company in 1991.

•

Six of the current members of the Board of Directors, R. Keith Long, J. Bruce Boisture, Salvador Diaz-Verson Jr., Patrick E. Falconio, Richard H. Gudeman and Lonnie L. Steffen, were nominated by Otter Creek to serve on the Board of Directors, although none of the directors, other than Mr. Long, has a financial interest in the Settlement Agreement or the transactions contemplated thereby.

•

Three current members of the Board of Directors, John D. Barnett, Kenneth S. Shifrin, and Eugene J. Woznicki, were nominees who were opposed by Otter Creek in the election. Pursuant to the Settlement Agreement these three nominees were released from claims Otter Creek may have had against such individuals in their capacity as members of the Board of Directors arising out of the Litigation.

Approval of this proposal will require the vote of the holders of a majority of the shares of Common Stock entitled to vote, present or in person or represented by proxy at the meeting.

Otter Creek’s expenses relating to the Proxy Contest were in excess of $535,000 and relating to the Litigation were $190,000. In its proxy statement, Otter Creek disclosed that it intended to seek reimbursement of expenses if any of its nominees were elected. Otter Creek’s original estimate of its proxy expenses was $200,000.

Unless otherwise specified, shares of Common Stock of the Company represented by proxies will be voted FOR the reimbursement by the Company of the Otter Creek Expenses.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF REIMBURSEMENT BY THE COMPANY OF THE OTTER CREEK EXPENSES.

PROPOSALS FOR 2007 ANNUAL MEETING

It is contemplated by the management of FIC that the next Annual Meeting of the Shareholders of FIC will be held on or about July 1, 2007. Proposals submitted by any security holders and intended to be included in FIC’s Proxy Statement and Form of Proxy relating to the 2007 Annual Meeting must be received by the Company at its principal executive offices a reasonable amount of time before the Company begins to print and mail proxy materials for the 2007 Annual Meeting and must be in compliance with applicable laws and SEC regulations.

In accordance with the rules and regulations of the SEC, FIC’s management will have discretionary authority to vote on any proposal raised by a shareholder at the 2007 Annual Meeting if the proponent fails to notify the Company a reasonable amount of time before the Company begins to print and mail proxy materials for the 2007 Annual Meeting. All notices of proposals by shareholder, whether or not included in the Company’s proxy materials, should be sent to FIC, 6500 River Place Blvd. Building One, Austin, Texas 78730, Attention: Secretary.

ADDITIONAL MATTERS

At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. However, if any other matter should be presented, the persons named in the accompanying proxy will vote according to their best judgment in the interest of FIC with respect to such matters.

Date: November ____, 2006

By Order of the Board of Directors

Financial Industries Corporation

__________________________

Secretary

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Appendix A

Financial Industries Corporation

Audit Committee Charter

I.	Purpose and Role

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the integrity of GAAP financial reports and other GAAP financial information provided by FIC to any governmental body, shareholders or the public; (ii) the Company’s systems of internal controls regarding finance and accounting that management and the Board have established; (iii) the Company’s auditing, accounting and financial reporting processes generally; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the independent auditors’ qualifications, independence and performance.

All requirements in this Charter are qualified by the understanding that the role of the Audit Committee is to act in an oversight capacity and is not intended to require a detailed review of the work performed by the independent auditors or financial management unless specific circumstances are brought to its attention warranting such a review.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal counsel, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any advisors employed by the Audit Committee and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out the Committee’s duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

The Audit Committee will conduct annually a performance evaluation of its work as a committee.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board. All of the members of the Audit Committee must (i) be independent as that term is defined in Securities Exchange Act Rule 10A-3(b); (ii) be free of any relationship to the Company that may interfere with the exercise of their independence from management and the Company, and (iii) meet the independence and experience requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”) and the regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the provisions of section 301 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

All members of the Committee shall possess a basic understanding of financial statements, including Company’s balance sheet, income statement and cash flow statement or be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Audit Committee shall satisfy the “financial expert” requirements of section 407 of Sarbanes-Oxley, and the rules thereunder.

The members of the Committee shall be elected by the Board of Directors at the annual or at any regular meeting of the Board of Directors. The members of the Committee shall serve until their successors shall be duly elected and qualified or their earlier resignation or removal. If a Chair is not elected by the full Board or is not present at a particular meeting, the members of the Committee may designate a Chair by majority vote of the Committee membership in attendance.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least quarterly with management or others, as determined by the Committee, and as a Committee, in separate executive sessions, to discuss any matters that the Committee believes should be discussed. In addition, the Committee, or at least its Chair, should meet with the independent auditors and financial management quarterly either in person or telephonically, to review the Company’s interim financial statements consistent with Section IV below. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall maintain minutes of its meeting and its Chair shall regularly report to the Board of Directors.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall perform the following:

A.	Documents/Reports/Policies Review

1.

The Committee has adopted this revised Charter following its approval by the Board of Directors based upon the recommendation of the Committee. The Committee shall review, and reassess the adequacy of, this Charter at least annually. The Charter shall be included as an appendix to Company’s proxy statement for its annual meeting of stockholders at least once every three years.

2.

Review and discuss with management and the independent auditors the Company’s audited financial statements and quarterly financial statements, including the Company’s disclosures under Management’s Discussion and Analysis (“MD&A”) prior to filing or distribution. The review and discussion should encompass the results of the audit or quarterly review work, including significant issues regarding accounting principles, practices and judgments.

3.

Review with financial management and independent auditors the Company’s earnings press releases as well as discuss financial information and earnings guidance provided to analysts and rating agencies. The Chair of the Audit Committee may represent the entire Committee for purposes of their review and discussion. In connection with such review, the Audit Committee should ensure that the communications and discussions with the independent auditors contemplated by Statement of Auditing Standards No. 71 (as may be modified or amended) have been received and held.

4.	Review and discuss with management the Company’s policies with respect to risk assessment and risk management.

5.	Review proposed significant changes in the accounting principals affecting the Company’s financial statements.

6.	Review all related party transactions.

B.	Independent Auditors

1.

Select and appoint the independent auditors, considering their qualifications, independence and effectiveness, approve the independent auditors’ compensation, determine to retain or to terminate the independent auditors, oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting in accordance with applicable laws, regulations and the Company’s Code of Ethics), and approve all audit engagement fees paid to the independent auditors and the audit terms.

2.	Emphasize that the independent auditors for the Company are ultimately accountable to the Audit Committee and must report directly to the Committee.

3.

Require the independent auditors to submit on a periodic basis (but at least annually) to the Audit Committee a formal written statement in accordance with Independence Standards Board Statement No. 1 (as may be modified or amended) delineating all relationships between them and the Company, actively engage in a dialogue with them with respect to any disclosed relationships or services that may impact their objectivity and independence, and recommend that the Board of Directors take appropriate action in response to the report of the independent auditors to satisfy itself of the outside auditors’ independence.

4.	Review the performance of the independent auditors and discharge the independent auditors when circumstances warrant.

5.	Review the independent auditors’ audit plan and pre-approve all audit services annually.

6.

Review and pre-approve non-audit services provided by the independent auditors in accordance with the Audit Committee’s Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor.

7.

At least annually, obtain and review a report by the independent auditors describing: the audit firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the five preceding years, respecting one or more audits carried out by the audit firm and any steps taken to deal with such issues; and, in order to assess the auditor’s independence, all relationships between the independent auditors and the Company.

8.	Review with the independent auditors any audit problems or difficulties and management’s responses.

9.	Establish a written corporate hiring policy for present or former employees of the independent auditors.

C. Financial Reporting Processes

1.

In consultation with the management, and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

2.

Discuss with the Company’s independent auditor and management, information relating to such auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles and matters identified by the auditor during its interim review. Also, the Committee shall discuss the results of the annual audit and any other matters that may be required to be communicated to the Committee by such auditor under generally accepted auditing standards.

3.	Review with the Company’s independent auditor and management the adequacy and effectiveness of the Company’s accounting and financial controls, and elicit any recommendations for improvement.

4.	Review and discuss the quarterly certifications of the Company’s financial statements by the CEO and the CFO.

5.	Prior to release of the year-end earnings, discuss the results of the audit with the independent auditors.

6.

Discuss with the independent auditors the matters contemplated by Statement of Auditing Standards No. 61 (as may be modified or amended), including, without limitation, the independent auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting.

7.

Based on, among other things, the review and discussions referred to in this Section IV, recommend to the Board of Directors that the audited financial statements be included in the Company’s’ Annual Report on Form 10-K.

8.	Review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements.

9.

Review with management and the independent auditor any correspondence from government regulators and/or agencies as well as any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

10.

Receive, review, retain and appropriately treat complaints and concerns regarding accounting, internal accounting controls or auditing matters through a written procedure which allows for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

11.

Prepare a report of the Committee to be included in the Company’s proxy statement for its Annual Meeting of Stockholders satisfying the requirements of the rules of the Securities and Exchange Commission as promulgated from time to time.

Revised: April 2004

APPENDIX B

FINANCIAL INDUSTRIES CORPORATION

2004 INCENTIVE STOCK PLAN

1. PURPOSE.

The purpose of the Financial Industries Corporation 2004 Incentive Stock Plan (the “Plan”) is to motivate and reward superior performance on the part of Key Employees of Financial Industries Corporation (the “Company”) and to thereby attract and retain Key Employees. In addition, the Plan is intended to further opportunities for stock ownership by such Key Employees in order to increase their proprietary interest in the Company and provide incentives directly linked to increases in shareholder value. Awards will be made, in the discretion of the Administrator, to Key Employees. Such incentive awards may consist of stock options, restricted stock or any combination of the foregoing, as the Administrator may determine.

2. DEFINITIONS

When used herein, the following terms shall have the following meanings:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options or Restricted Stock, or any combination thereof, as applicable.

“Beneficial Owner” means any Person who, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Act) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (a) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (i) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (ii) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (i) or (ii) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (b) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

“Beneficiary” means the beneficiary or beneficiaries designated pursuant to the Plan to receive the amount, if any, payable under the Plan upon the death of an Award recipient.

“Board” means the Board of Directors of the Company.

“Change of Control” means the occurrence of an event defined in Section 11 of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock ($.20 par value) of the Company.

“Company” means Financial Industries Corporation and its successors and assigns.

“Employee” means any person regularly employed by a Participating Company, but shall not include any person who performs services for a Participating Company as an independent contractor or under any other non-employee classification.

“Fair Market Value,” unless otherwise indicated in the provisions of this Plan, means, as of any date, the composite closing price for one share of Stock on Nasdaq or, if no sales of Stock have taken place on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

“Incentive Stock Option” means a stock option qualified under Section 422 of the Code.

“Key Employee” means an Employee whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries.

“Option” means an option awarded under Section 6 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a Non-qualified Stock Option.

“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company or any corporation which at the time such Option is granted qualifies as a

“subsidiary” of the Company under Section 424(f) of the Code.

“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Act, as supplemented by Section 13(d)(3) of the Act; provided, however, that Person shall not include: (a) the Company, any subsidiary of the Company or any other Person controlled by the Company, (b) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any subsidiary of the Company, or (c) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.

“Plan” means The Financial Industries Corporation 2004 Incentive Stock Plan, as the same may be amended, administered or interpreted from time to time.

“Plan Year” means the calendar year.

“Restricted Stock” means Stock awarded under Section 9 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

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3. ADMINISTRATION.

The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as determined by the Board (the “Administrator”) which will be composed of not less than three directors, each of whom must be an “outside director” for purposes of Section 162(m)(4) of the Code. The Administrator’s authority will include the authority to recommend to the Board of Directors persons eligible to participate in the Plan. The Board of Directors will consider the recommendations of the Compensation Committee and shall have the sole authority to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant). Subject to the provisions of the Plan, the Administrator will have authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. Any authority granted to the Administrator may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any benefit granted or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an award intended to qualify for exemption from Section 162(m) of the Code for performance-based compensation to fail to so qualify. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action will control.

4. SHARES RESERVED UNDER THE PLAN.

Subject to Section 10 (relating to adjustment for changes in capital stock) the total number of shares of Common Stock reserved and available for grant under the Plan is 500,000, which may be authorized but unissued or treasury shares. If any stock option terminates without being exercised, shares subject to such stock option will again be available for distribution under the Plan. If the option price of any stock option granted under the Plan is satisfied by delivering shares of Common Stock to the Company, and to the extent any shares of Common Stock subject to stock option are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, the shares that are so delivered or so used, respectively, will again be available for distribution under the Plan. Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual is 200,000 shares (as adjusted in accordance with Section 10).

5. PARTICIPANTS.

Participants will consist of such Key Employees of the Company or any designated subsidiary as the Administrator in its sole discretion shall determine. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

6. TYPES OF BENEFITS.

Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock

Options , (b) Non-Qualified Stock Options, and (c) Restricted Stock Awards, all as described in Sections 7 to 9 hereof.

7. INCENTIVE STOCK OPTIONS.

Incentive Stock Options (“ISOs”) will consist of options to purchase shares of Common Stock at not less than 100% of the Fair Market Value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. The aggregate Fair Market Value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiary corporations) may not exceed $100,000. The purchase price may be paid (a) by certified or cashier’s check or (b), if the Administrator so provides at the time of grant, by the delivery of shares of Common Stock of the Company owned by the participant for at least six months, or (c), if the Administrator so provides at the time of grant, by a combination of any of the foregoing, in the manner provided in the option agreement. In the discretion of the Administrator, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. In the discretion of the Administrator, payment may also be made by instructing the Company or its designee to withhold a number of shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the option.

8. NON-QUALIFIED STOCK OPTIONS.

Non-Qualified Stock Options (“NQSOs”) will consist of non-qualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. NQSOs shall be exercisable no later than ten years after the date they are granted. The purchase price shall not be less than 100% of the Fair Market Value on the date of grant. The purchase price may be paid (a) by certified or cashier’s check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. In the discretion of the Administrator, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. In the discretion of the Administrator, payment may also be made by instructing the Company or its designee to withhold a number of shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the option.

9. RESTRICTED STOCK AWARDS.

Restricted Stock Awards (“RSAs”) will consist of shares of Common Stock transferred to participants without other payment therefor as additional compensation for their services to a Participating Company. RSAs will be subject to such terms and conditions as the Administrator determines appropriate, including, without limitations, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant’s employment within specified periods. Subject to such other restrictions as are imposed by the Administrator, the shares covered by RSAs granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

10. ADJUSTMENT PROVISIONS.

(a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit will be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Awards may also contain provision for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

(c) Except as specifically provided in accordance with this Section 10, stock options may not include provisions that (i) reload the option upon exercise of an option by a participant, or (ii) re-price, or adjust upward or downward, the exercise price of an option that has been previously granted.

11. CHANGE IN CONTROL.

Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control of the Company, as defined below:

(i)

Each Option outstanding on the date such Change of Control occurs, and which is not then fully vested and exercisable, shall immediately vest and become exercisable to the full extent of the original grant for the remainder of its term; and

(ii)	The restrictions applicable to shares of Restricted Stock held by participants shall lapse upon the occurrence of a Change of Control, and such participants shall be entitled to receive immediately unrestricted certificates for all of such shares,

A “Change in Control” will be deemed to have occurred on the earliest of the following dates:

(i) the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below; or

(ii) the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) the date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (a) a merger or consolidation (I) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (II) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the date the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of the Plan: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (I) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

12. NONTRANSFERABILITY.

Each benefit granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant’s lifetime, only by the participant or a Permitted Transferee. In the event of the death of a participant, exercise or payment shall be made only: (a) by or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution; and (b) to the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death. For purposes of this Section 12, “Permitted Transferee” shall include (i) one or more members of the participant’s family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant’s family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant’s family exceed 80% of all interests. For this purpose, the participant’s family shall include only the participant’s spouse, children and grandchildren.

13. TAXES.

The Company will be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

14. TENURE.

A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, will not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

15. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION.

No benefit will be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (a) increase the total number of shares which may be issued under the Plan or increase the number of shares that may be granted any individual participant; (b) increase the amount or type of benefits that may be granted under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

16. EFFECTIVE DATE.

This Financial Industries Corporation 2004 Incentive Stock Plan shall become effective on the date it is approved by the shareholders of the Company at the annual, or special, meeting of shareholders next following the adoption of this Plan by the Board of Directors of the Company. The Plan will be approved if at least a majority of the total votes cast at the meeting of shareholders vote in favor of approval of the Plan.

APPENDIX C

FINANCIAL INDUSTRIES CORPORATION

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE

This Stock Option Plan for Non-Employee Directors (the “Plan”) is intended to increase the proprietary interest in Financial Industries Corporation (the “Company”) of outside directors of the Company, as defined in Section 3, hereof, whose continued services are important to the success of the Company, thereby providing them with additional incentive to continue to serve as directors. The Plan provides for the issuance of non-qualified stock options (“Options”). The Plan shall be effective upon its approval by the shareholders of the Company (as provided in Section 11 below).

2. ADMINISTRATION

The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as determined by the Board of Directors (the “Administrator”). Subject to the provisions of the Plan, the Administrator will have authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. Any authority granted to the Administrator may also be exercised by the Board of Directors (the “Board of Directors”). To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action will control.

3. ELIGIBILITY

The persons who shall receive Options (the “Optionees”) shall be members of the Company’s Board who are not employees of the Company or any of its subsidiaries (“Subsidiaries”), as that term is defined by Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and who have not been employees of the Company or Subsidiaries of the Company within the three-year period prior to the date of grant of an Option. Persons eligible to be Optionees are referred to herein as “Outside Directors.”

4. STOCK

The stock subject to the Options shall be shares of the Company’s authorized but unissued or reacquired common stock, par value $.20 per share (the “Common Stock”). The aggregate number of shares of Common Stock as to which Options may be granted is 400,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 5(D) (ix) of the Plan. In the event that any outstanding Option under the Plan for any reason expires, terminates or is canceled, the shares allocable to the unexercised portion of such Option will again be subject to Options thereafter awarded under the Plan.

5. TERMS AND CONDITIONS OF OPTIONS

A.	Options shall automatically be granted under the Plan as follows:

On the day immediately following the date on which the Plan is approved by the shareholders, as provided in Section 11, hereof,, each director who (i) was elected to the Board of Directors at the 2003 Annual Meeting of Shareholders and (ii) is an Outside Director as of the date the Plan is so approved will be awarded, as of such date, Options exercisable for twenty-five thousand (25,000) shares of Common Stock.

B.           Subsequent to the date on which the Plan is approved by the shareholders, and subject to the provisions of the Plan, the Board of Directors may, but is not required to, award Options to (i) each Outside Director who is elected to fill a vacancy on the Board of Directors which occurs between an annual meeting of shareholders and (ii) each Outside Director who is elected or re-elected to the Board of Directors at an annual meeting of shareholders (commencing with the 2005 meeting). In making such awards, the Board of Directors shall determine (a) those Outside Directors to whom Options may be granted, (ii) the number of shares of Common Stock subject to each award, and (iii) the terms and conditions of each award.

C.           Notwithstanding the above, the maximum number of shares of Common Stock subject to stock options that may be awarded in any calendar year to any individual is twenty-five thousand (25,000) shares (as adjusted in accordance with Section 5(D)(ix).

D.           Promptly after each award pursuant to Section 5(A) or 5(B), a Notice of Award of Stock Option (an “Option Notice”) shall be given to each Optionee, which notice shall comply with and be subject to the following terms and conditions:

(i)	Number of Shares.

Each Option Notice shall state the number of shares of Common Stock to which it pertains.

(ii)	Option Price.

Each Option Notice shall state the Option price per share of Common Stock, which shall be 100% of the Fair Market Value of a share on the date of the grant of the Option (the “Option Price”); For purposes hereof, “Fair Market Value” shall be the closing price on the applicable date of a share of Common Stock on the NASDAQ National Market System. If the shares did not trade on the applicable date on the NASDAQ National Market System the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the shares were traded preceding the applicable date.

(iii)	Option Payment.

The Option Notice may provide that the Optionee may make payment of the Option Price in cash, shares of Common Stock or such other consideration as may be specified therein or as may be acceptable to the Administrator, or any combination thereof, in an amount or having an aggregate value, as the case may be, equal to the total Option Price. Such payment shall be made upon exercise of the Option.

(iv)	Term, Transferability and Exercisability of Options.

(a)      Each Option Notice shall state the date on which the Option shall expire (the “Expiration Date”), which shall be ten years from the date on which the Option is awarded. Options are not assignable or transferable by an Optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or by Title I of the Employee Retirement Income Security Act, or the rules thereunder.

(b)      Subject to the provisions of Section 11, Options granted pursuant to Sections 5(A) or 5(B) hereof shall become exercisable in three equal annual installments, beginning with the first anniversary of the date on which the Option was granted~~.~~ Once Options with respect to shares of Common Stock become exercisable as provided herein, they may be exercised in whole or in part from time to time through the applicable Expiration Date, subject to the terms and conditions hereof; provided, however, that the Company shall not be required to issue fractional shares.

(v)	Termination of Service Except by Death, Disability, Retirement or Removal for Cause.

In the event that the Optionee shall cease to be an Outside Director for any reason other than death, disability, retirement or removal for cause as further provided herein, Options may be exercised only within three (3) months after such termination of service or such longer period as may be established by the Administrator at the time of grant or thereafter, but only to the extent such Option was exercisable on the last day on which the Optionee was an Outside Director, and in no event may an Option be exercised after its Expiration Date. Any portion of the Option which was not exercisable on such last day shall expire immediately.

(vi)	Death or Disability of Optionee.

In the event an Optionee shall die or become disabled while a director of the Company, Options may be exercised at any time within one (1) year after the Optionee’s death or disability or such longer period as may be established by the Administrator at the time of grant or thereafter, but only to the extent that such Option was exercisable by the Optionee on the last day on which the Optionee was an Outside Director, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Optionee, or in the case of death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Whether an Optionee shall have become disabled for the purposes of the Plan shall be determined by the Administrator, which determination shall be final and conclusive.

(vii)	Removal for Cause.

If an Optionee is removed as a director of the Company on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, or any unauthorized disclosure or confidential information or trade secrets of the Company, all unexercised Options shall terminate as of the date of such Optionee’s removal.

(viii)	Retirement.

To the extent an Option was exercisable on the last date of service as a director of the Company, such Option may be exercised up to one (1) year following the Optionee’s retirement at or after age 70 or such longer period as may be established by the Administrator at the time of grant or thereafter, but in no event may an Option be exercised after its Expiration Date.

(ix)	Adjustment Provisions.

(a)      If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit will be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Awards may also contain provision for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b)      Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

(x)	Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of the Shares to such person. No adjustments shall be made to outstanding Options for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights, except as provided in Section 5(D)(ix) hereof.

6. CHANGE IN CONTROL

Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control of the Company, as defined below, each Option outstanding on the date such Change of Control occurs, and which is not then fully vested and exercisable, shall immediately vest and become exercisable to the full extent of the original grant for the remainder of its term.

A “Change in Control” will be deemed to have occurred on the earliest of the following dates:

(i) the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below; or

(ii) the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) the date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (a) a merger or consolidation (I) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (II) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the date the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of the Plan: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (I) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Common Stock of the Company.

7. TERM OF PLAN

Options may be granted pursuant to the Plan from time to time within the period of ten years from the earlier of the date of adoption of the Plan and the date on which the Plan is approved by the shareholders of the Company (the “Effective Date”). No Options may be granted under the Plan after ten years from the date of approval or earlier termination of the Plan by the Board.

8. AMENDMENT OF THE PLAN

The Board of Directors may, insofar as permitted by law, from time to time, with respect to any Shares not then subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, subject to the approval of the shareholders of the Company where such approval is required by law or regulation or pursuant to the rules of the NASDAQ National Market System, or the rules of any other exchange or market on which the shares may be traded.

9. APPLICATION OF FUNDS

The proceeds received by the Company from the sale of shares pursuant to Options will be used for general corporate purposes.

10. NO OBLIGATION TO EXERCISE OPTION

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

11. APPROVAL OF SHAREHOLDERS

This Plan is subject to the approval of the shareholders of the Company at the annual, or special, meeting of shareholders next following the adoption of this Plan by the Board of Directors of the Company. The Plan will be approved if at least a majority of the total votes cast at the meeting of shareholders vote in favor of approval of the Plan.

12. NO RIGHT TO NOMINATION

Neither the Plan nor any action taken hereunder shall be construed as giving any director any right to be nominated for reelection to the Company’s Board of Directors.

13. TAX WITHHOLDING

The Company shall have the right to require an Optionee to remit to the Company an amount sufficient to satisfy Federal and state taxes, required by law or regulation to be withheld or deducted with respect to any taxable event arising as a result of the exercise by an Optionee of Options under this Plan. The Administrator may permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value on the date the tax withholding is effective.

PROXY

FINANCIAL INDUSTRIES CORPORATION

Annual Meeting of Shareholders

December 6, 2006

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 6, 2006.

R. Keith Long and Michael P. Hydanus, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, as directed on the reverse side of this proxy, with all the powers that the undersigned would possess if personally present at the Annual Meeting of Shareholders of Financial Industries Corporation to be held on Wednesday, December 6, 2006, or at any postponements or adjournments thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments thereof. Such authority includes discretionary authority by the proxies named herein to cumulate votes in order to elect as many nominees as believed possible under the then prevailing circumstances.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint R. Keith Long and Michael P. Hydanus, or either of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments.

Continued on reverse side

The Board of Directors recommends a vote “FOR” Items 1, 2, 3 and 4.

1.	Election of Directors	☐	Vote FOR all nominees (except as
indicated)
☐	Vote WITHHELD from all nominees

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.

John D. Barnett, Patrick E. Falconio, Richard H. Gudeman, R. Keith Long, Robert A. Nikels, Kenneth Shifrin, Lonnie Steffen, and Eugene J. Woznicki.

Please date, sign and return in the enclosed postage paid envelope.

2.	Approval of the FIC Incentive Stock Plan.

☐	For	☐	Against	☐	Abstain

3.	Approval of the FIC Stock Option Plan for Non-Employee Directors.

☐	For	☐	Against	☐	Abstain

4.            Approval of the reimbursement, by issuance of FIC Common Stock, of Otter Creek Management, Inc. for $475,000 of expenses incurred by it in connection with litigation with the Company.

☐	For	☐	Against	☐	Abstain

Dated: ___________________, 2006

Signature(s) _______________________________

__________________________________________

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.